CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, par value $0.01 per share	10,530,624	$31.32	$329,819,144	$33,213

(1)	The registration fee of $33,213 is calculated in accordance with 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for the registrant’s Registration Statement on Form S-3 (File No. 333-210423) filed with the Securities and Exchange Commission on March 28, 2016.

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-210423

PROSPECTUS    SUPPLEMENT

(To Prospectus dated March 28, 2016)

10,530,624 Shares

Common Stock

The selling shareholders named in this prospectus supplement are offering all of the 10,530,624 shares of our common stock, par value $0.01 per share, covered by this prospectus supplement and the accompanying prospectus. We will not receive any proceeds from the sale of shares to be offered by the selling shareholders.

Our common stock is listed on The NASDAQ Global Select Market, or NASDAQ, under the symbol “GLPI.” On May 17, 2016, the last reported sale price of our common stock on NASDAQ was $33.32 per share. To ensure that we maintain our qualification as a real estate investment trust, or REIT, our articles of incorporation impose certain restrictions on ownership of our common stock. See “Description of Capital Stock of GLPI—Restrictions on Ownership and Transfer” in the accompanying prospectus.

The underwriters have agreed to purchase the common stock from the selling shareholders at a price of $31.32 per share, which will result in approximately $329,819,144 of gross proceeds to the selling shareholders. The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on NASDAQ, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”

Investing in our common stock involves risks. You should read carefully and consider the “Risk Factors” on page S-6 of this prospectus supplement and the documents we incorporate by reference, including our Annual Report on Form 10-K for the year ended December 31, 2015.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No gaming or regulatory agency has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock is expected to be made on or about May 24, 2016 through the facilities of The Depository Trust Company.

BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities

The date of this prospectus supplement is May 18, 2016.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this entire document, including this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. The accompanying prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell securities in one or more offerings.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any “free writing prospectus” we authorize to be delivered to you. We have not, the underwriters have not, and the selling shareholders have not, authorized anyone to provide you with any information other than information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any “free writing prospectus” we have authorized for use in connection with this offering. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any authorized “free writing prospectus” are not an offer to sell or the solicitation of an offer to buy any securities other than the registered shares of our common stock offered by the selling shareholders to which this prospectus supplement relates, nor is this prospectus supplement, the accompanying prospectus, including the documents incorporated by reference herein and therein, or any authorized “free writing prospectus” an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any authorized “free writing prospectus” is accurate only as of their respective dates regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any authorized “free writing prospectus.” Our business, financial condition, results of operations and prospects may have changed since those dates.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any authorized “free writing prospectus,” in making your investment decision. See “Where You Can Find More Information” in the accompanying prospectus and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus contain, or incorporate by reference, forward-looking statements. Such forward-looking statements should be considered together with the cautionary statements and important factors included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. Please see “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and in the accompanying prospectus.

References in this prospectus supplement to “GLPI,” “the Company,” “we,” “our” and “us” refer to Gaming and Leisure Properties, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated. References in this prospectus supplement to the “selling shareholders” and “Fortress Fund Holders” refer to investment funds associated with Fortress Investment Group LLC and their affiliates who are the selling shareholders hereunder.

S-ii

On April 28, 2016, we completed the acquisition of all of the real estate assets of Pinnacle Entertainment Inc. (“Pinnacle”), other than Pinnacle’s Belterra Park real property and excess land at certain locations (the “Pinnacle Acquisition”). SEC rules require us to file, within 75 calendar days following the consummation of the Pinnacle Acquisition, pro forma financial statements for the most recent fiscal year and interim period, giving effect to the Pinnacle Acquisition. We have not included such pro forma financial statements in this prospectus supplement. Accordingly, you do not have certain financial information regarding the Pinnacle Acquisition to consider in making your investment decision and, when such information becomes available, it could be information that, if it had been available to you would have been be important to your investment decision.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and in any “free writing prospectus” that we have authorized for use in connection with this offering, may constitute “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include information concerning our business strategy, plans, and goals and objectives.

Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,”, “plans,” “may increase,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. You should understand that the following important factors could affect future results and could cause actual results to differ materially from those expressed in such forward-looking statements:

•	the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate our properties, or other delays or impediments to completing our planned acquisitions or projects;

•	the results of integrating the assets acquired by us from Pinnacle in the Pinnacle Acquisition;

•	the effects of the transaction between us and Pinnacle on each party, including the post-transaction impact on our financial condition, operating results, strategy and plans;

•	our ability to consummate our proposed acquisition of the equity interests of PA Meadows, LLC (the “Meadows Acquisition”), the owner of the Meadows Racetrack & Casino (the “Meadows”), including consummation of our announced transaction to sell the Meadows operating assets to Pinnacle and enter into a long-term lease with Pinnacle contemporaneously with the closing of the Meadows Acquisition;

•	our ability to maintain our status as a real estate investment trust (“REIT”), given the highly technical and complex Internal Revenue Code (the “Code”) provisions for which only limited judicial and administrative authorities exist, where even a technical or inadvertent violation could jeopardize REIT qualification and where requirements may depend in part on the actions of third parties over which we have no control or only limited influence;

•	the satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis in order for us to maintain our elected REIT status;

•	the ability and willingness of our tenants, operators and other third parties to meet and/or perform their obligations under their respective contractual arrangements with us, including, in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

•	the ability of our tenants and operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness;

S-iv

•	the ability of our tenants and operators to comply with laws, rules and regulations in the operation of our properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers;

•	the availability of, and the ability to identify, suitable and attractive acquisition and development opportunities and the ability to acquire and lease the respective properties on favorable terms;

•	the degree and nature of our competition;

•	the ability to generate sufficient cash flows to service our outstanding indebtedness;

•	the access to debt and equity capital markets;

•	adverse changes in our credit rating;

•	fluctuating interest rates;

•	the impact of global or regional economic conditions;

•	the availability of qualified personnel and our ability to retain our key management personnel;

•	our duty to indemnify Penn National Gaming, Inc. and its subsidiaries (“Penn”) in certain circumstances if the spin-off transaction described in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 22, 2016 and incorporated herein by reference, fails to be tax-free;

•	changes in the United States tax law and other state, federal or local laws, whether or not specific to real estate, real estate investment trusts or to the gaming, lodging or hospitality industries;

•	changes in accounting standards;

•	the impact of weather events or conditions, natural disasters, acts of terrorism and other international hostilities, war or political instability;

•	other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and

•	additional factors as discussed in our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and Current Reports on Form 8-K as filed with the SEC since January 1, 2016.

Certain of these factors and other factors, risks and uncertainties are discussed in the “Risk Factors” section in this prospectus supplement and the accompanying prospectus, as well as in our filings with the SEC that are incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2015. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond our control. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we disclaim any obligation to update such statements or to publicly announce the result of any revisions to any of the forward-looking statements contained in this prospectus to reflect future events and developments.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein and does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, including the “Risk Factors” section beginning on page S-6 of this prospectus supplement, and the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2015, before making an investment decision regarding our common stock.

About Our Company

We are a self-administered and self-managed Pennsylvania REIT focused on acquiring, financing, and owning real estate properties primarily leased to gaming operators in triple-net lease arrangements. As of March 31, 2016, our portfolio consisted of 21 gaming and related facilities and were 100% occupied. These facilities are geographically diversified across 12 states and contain approximately 7.0 million of rentable square feet and, we believe, represent some of the top revenue-producing casinos in leading U.S. regional gaming markets. As described below under the caption “Recent Developments,” on April 28, 2016, we acquired substantially all of Pinnacle’s real estate assets. As a result, following the consummation of the Pinnacle Acquisition, we now own an additional 14 gaming and related facilities, which are operated by Pinnacle, and subject to the master lease described below (the “Pinnacle Master Lease”).

We were incorporated on February 13, 2013 as a wholly-owned subsidiary of Penn. On November 1, 2013, through a series of transactions with Penn, Penn contributed to us substantially all of the assets and liabilities associated with its real property interests and real estate development business as well as the assets and liabilities of Hollywood Casino Baton Rouge and Hollywood Casino Perryville, which are referred to as the TRS Properties, and then spun us off to holders of Penn’s common and preferred stock in a tax-free distribution (the “Penn Spin-Off”). We own and operate the TRS Properties through an indirect wholly-owned subsidiary, GLP Holdings, Inc.

As a result of the Penn Spin-Off, we own substantially all of Penn’s former real property assets and lease back most of those assets to Penn for use by its subsidiaries under a master lease (the “Penn Master Lease”). Penn is a respected, experienced casino operator in the U.S. regional gaming market and has market leading brand recognition, having operated casinos as public companies for several decades. Penn has historically exhibited sufficient liquidity and ability to satisfy its rent obligations and the regional markets where Penn has historically operated casinos have generally proven more profitable and stable during economic cycles than the Las Vegas and the Macau gaming markets.

The Penn Master Lease is a triple-net operating lease with an initial 15-year term, with no purchase option, with the option to renew for four successive five-year terms, at Penn’s option. The rent structure under the Penn Master Lease includes a fixed component, a portion of which is subject to an annual 2% escalator if certain rent coverage ratio thresholds are met, and a component that is based on the performance of the facilities, which is adjusted, subject to certain floors (i) every five years by an amount equal to 4% of the average change to net revenues of all facilities under the Penn Master Lease (other than Hollywood Casino Columbus and Hollywood Casino Toledo) during the preceding five years, and (ii) monthly by an amount equal to 20% of the change in net revenues of Hollywood Casino Columbus and Hollywood Casino Toledo during the preceding month.

Additionally, we have rental revenue from our Casino Queen property which is leased back to a third party operator on a triple-net basis, with an initial 15-year term, with the option to renew for four successive five-year terms. The terms and conditions of the Casino Queen lease are similar to the master lease with Penn.

In addition to rent, the tenants are required to pay the following: (1) all facility maintenance, (2) all insurance required in connection with the leased properties and the business conducted on the leased properties, (3) taxes levied on or with respect to the leased properties (other than taxes on the income of the lessor) and (4) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

We expect to grow our portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators under prudent terms, including our acquisition of substantially all of the real estate assets of Pinnacle, which closed April 28, 2016, and our December 2015 announcement of our entry into an amended purchase agreement with PA Meadows, LLC, the owner of the Meadows, in connection with the Meadows Acquisition. Furthermore, in March 2016, we announced that we had entered into an agreement to sell the entities holding the Meadows gaming and racing licenses and the Meadows operating assets, once acquired, to Pinnacle. We will lease the Pinnacle and the Meadows assets to Pinnacle under separate triple-net leases. See “—Recent Developments.”

Tax Status

We elected on our 2014 U.S. federal income tax return to be treated as a REIT and intend to continue to be organized and to operate in a manner that will permit us to qualify as a REIT. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to shareholders. As a REIT, we generally will not be subject to federal income tax on income that we distribute as dividends to our shareholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate income tax rates, and dividends paid to our shareholders would not be deductible by us in computing taxable income. Any resulting corporate liability could be substantial and could materially and adversely affect our net income and net cash available for distribution to shareholders. Unless we were entitled to relief under the Code provisions, we also would be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year in which we failed to qualify to be taxed as a REIT.

Our TRS Properties are able to engage in activities resulting in income that is not qualifying income for a REIT. As a result, certain activities of the Company which occur within our TRS Properties are subject to federal and state income taxes.

Corporate Information

Our principal executive offices are located at 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, and our telephone number is (610) 401-2900. Our website address is www.glpropinc.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus. For additional information, see “Where You Can Find More Information” in the accompanying prospectus and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

Recent Developments

Pinnacle Transaction

On April 28, 2016, we and Pinnacle successfully completed the previously disclosed transactions pursuant to which we acquired substantially all of Pinnacle’s real estate assets. The acquisition was effected through a series of transactions, including the spin-off (the “Pinnacle Spin-Off”) of Pinnacle’s operating business, Belterra Park Gaming and Entertainment Center real property and certain undeveloped land from the former Pinnacle Entertainment, Inc. (“Former Pinnacle”) into a new, standalone publicly traded company. Following the Pinnacle Spin-Off, Former Pinnacle was merged with and into a wholly owned subsidiary of ours (the “Pinnacle Merger”) and the Pinnacle operating company was renamed Pinnacle Entertainment, Inc. Following the consummation of the Pinnacle Merger, Pinnacle Entertainment, Inc. operates the 14 gaming entertainment businesses that we acquired as a result of the Pinnacle Merger, located in Colorado, Indiana, Iowa, Louisiana, Mississippi, Missouri and Nevada. Pinnacle Entertainment, Inc. also holds a majority interest in the racing license owner, as well as a management contract, for Retama Park Racetrack outside of San Antonio, Texas.

In the Pinnacle Spin-Off, Former Pinnacle distributed to its shareholders one share of common stock in Pinnacle for each share of common stock of Former Pinnacle. Shares of Pinnacle common stock began “regular-way” trading on April 29, 2016, and assumed Former Pinnacle’s symbol “PNK” on NASDAQ.

In connection with the consummation of the Pinnacle Merger, we completed a public offering of 28,750,000 shares of our common stock at a public offering price of $30.00 per share, before underwriting discount, for net proceeds of approximately $826 million. We also issued $400 million principal amount of new 4.375% Senior Notes due 2021 and $975 million principal amount of new 5.375% Senior Notes due 2026 and closed our new $825 million senior unsecured term loan A. The proceeds from the common stock offering, funding under the new credit facility and the issuance of the new notes were used to fund the Pinnacle Merger and the payment of transaction-related fees and expenses.

Immediately prior to the closing of the Pinnacle Merger, Pinnacle MLS, LLC, one of Pinnacle’s wholly owned subsidiaries (the “Pinnacle Tenant”), entered into a triple-net lease with Pinnacle as the landlord with an initial 10-year term, with the option to renew for five successive five-year terms, at Pinnacle Tenant’s option. As a result of the consummation of the Pinnacle Merger, by operation of law, we succeeded Pinnacle as the landlord under the Pinnacle Master Lease. The Pinnacle Master Lease has a fixed base rent component, with customary annual escalators, plus a percentage rent component. The initial aggregate annual rent payable under the Pinnacle Master Lease is $377 million, comprised of approximately $333 million base rent and approximately $44 million percentage rent. The Pinnacle Master Lease contains an annual escalator provision for up to 2% of the base rent, with a rent coverage thresholds of 1.8. The percentage rent is adjusted every two years by 4% of the amount by which average property net revenue increases or decreases from the prior period. The obligations of the Pinnacle Tenant are guaranteed by Pinnacle and all subsidiaries of Tenant that will operate the facilities leased under the Pinnacle Master Lease, or that own a gaming license, other license, or other material asset necessary to operate any portion of the facilities. A default by the Pinnacle Tenant with regard to any facility will cause a default with regard to the entire portfolio.

Meadows Transaction

On March 29, 2016, we entered into a definitive agreement with Pinnacle to sell the entities holding the Meadows gaming and racing licenses and operating assets to Pinnacle for total consideration of $138.0 million, while we will retain ownership of the land and buildings of the Meadows. The transaction is expected to close by the end of the third quarter of 2016, contemporaneously with our closing of the Meadows Acquisition. However, we cannot predict the actual date on which the transaction will be completed because such transaction is subject to conditions beyond our control, including, among others, the approvals of the Pennsylvania Gaming Control Board and Pennsylvania Racing Commission, the expiration or termination of the applicable Hart-Scott-Rodino waiting period, and other customary closing conditions.

We will lease the real estate assets of the Meadows to Pinnacle pursuant to a triple-net lease with an initial 10-year term, with the option to renew for three successive five-year terms and a final four-year term, at Pinnacle’s option. The lease will have a fixed base rent component, with customary annual escalators, plus a percentage rent component. The initial aggregate annual rent payable under the lease is expected to be approximately $25.5 million, comprised of approximately $14.0 million base rent and approximately $11.5 million percentage rent. The lease contains an annual escalator provision for up to 5% of the base rent, with rent coverage thresholds of 1.8 in year one, 1.9 in year two and 2.0 in year three and thereafter. The escalator remains at 5% for ten years or until total rent is $31 million, at which point the escalator will be reduced to 2% annually thereafter. The percentage rent is adjusted every two years by 4% of the amount by which average property net revenue increases or decreases from the prior period.

The Offering

Common Stock Offered by the Selling Shareholders	10,530,624 shares. See “Selling Shareholders.”

Common Stock Outstanding Prior to and After Completion of this Offering	202,071,893 shares.

Use of Proceeds	All of the shares of common stock being offered hereby are being offered by the selling shareholders. We will not receive any proceeds from the sale of shares to be offered by the selling shareholders. We will pay our expenses and the expenses of the selling shareholders in connection with this offering other than underwriting discounts and commissions and certain other expenses associated with the sale of shares by the selling shareholders. See “Selling Shareholders.”

Dividend Policy	Our annual dividend is greater than or equal to at least 90% of our REIT taxable income on an annual basis, determined without regard to the dividends paid deduction and excluding any net capital gains. U.S. federal income tax law generally requires that a REIT annually distribute at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay regular corporate rates to the extent it annual distributes less than 100% of its taxable income.

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Symbol	GLPI

The number of shares of common stock shown above to be outstanding is based on 202,071,893 shares of common stock outstanding as of May 17, 2016 and excludes as of such date:

•	6,338,103 shares of our common stock issuable upon exercise of outstanding stock options under our incentive compensation plan at a weighted-average exercise price of $20.13 per share;

•	428,643 shares of our common stock which are restricted;

•	1,649,556 shares of our common stock issuable in connection with performance-based equity awards granted pursuant to our incentive compensation plan; and

•	2,942,876 shares of our common stock reserved for issuance in connection with future awards that may be granted under our incentive compensation plan, including awards of stock options, stock appreciation rights, restricted stock, phantom stock units, and other equity awards.

RISK FACTORS

An investment in our common stock involves risk. In addition to the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors and any additional information incorporated by reference in this prospectus supplement and the accompanying prospectus from (i) our Annual Report on Form 10-K for the year ended December 31, 2015, (ii) our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 and (iii) any other documents we file with the SEC that are deemed incorporated by reference in this prospectus supplement and the accompanying prospectus, when determining whether or not to purchase our common stock offered by the selling shareholders under this prospectus supplement. See the sections titled “Where You Can Find More Information” in the accompanying prospectus and “Information Incorporated By Reference” in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we discuss in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. The trading price of our common stock could decline due to any of these risks and you may lose all or a part of your investment.

Risks Related to Our Common Stock and this Offering

The market price of our common stock may be volatile, and holders of our common stock could lose a significant portion of their investment if the market price of our common stock declines.

The market price of our common stock may be volatile, and shareholders may not be able to resell their shares of our common stock at or above the price at which they acquired the common stock due to fluctuations in its market price, including changes in price caused by factors unrelated to our performance or prospects.

Specific factors that may have a significant effect on the market price for our common stock include, among others, the following:

•	changes in stock market analyst recommendations or earnings estimates regarding our common stock or other comparable REITs;

•	actual or anticipated fluctuations in our revenue stream or future prospects;

•	strategic actions taken by us or our competitors, such as acquisitions;

•	our failure to achieve the perceived benefits of the Pinnacle Acquisition, including financial results, as rapidly as or to the extent anticipated by financial or industry analysts;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business and operations or the gaming industry;

•	changes in tax or accounting standards, policies, guidance, interpretations or principles;

•	adverse conditions in the financial markets or general U.S. or international economic conditions, including those resulting from war, incidents of terrorism and responses to such events; and

•	sales of our common stock by Pinnacle shareholders, members of our management team or other significant shareholders.

The issuance of any additional stock in the future will dilute all other shareholdings.

As of May 17, 2016, we have an aggregate of approximately 297,499,464 authorized but unissued shares of common stock; 6,338,103 shares of common stock issuable upon the exercise of outstanding stock options; 428,643 shares of our common stock which are restricted; 1,649,556 shares of our common stock issuable in connection with performance-based equity awards granted pursuant to our incentive compensation plan; and 2,942,876 shares of our common stock reserved for issuance in connection with future awards that may be granted under our incentive compensation plan. Subject to certain volume limitations imposed by the NASDAQ Global Market, we may issue all of these shares without any action or approval by our shareholders. We may issue additional common stock in the future in connection with raising capital, acquisitions, strategic transactions, or for other purposes. Any shares issued either in connection with the foregoing activities, the exercise of stock options or otherwise would dilute the percentage ownership held by investors who purchase our shares in this offering and would reduce our earnings per share.

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being offered by the selling shareholders. We will not receive any proceeds from the sale of shares to be offered by the selling shareholders. We will pay our expenses and the expenses of the selling shareholders in connection with this offering other than underwriting discounts and commissions and certain other expenses associated with the sale of shares by the selling shareholders. See “Selling Shareholders.”

SELLING SHAREHOLDERS

The following table and accompanying footnotes set forth information regarding the beneficial ownership of the common stock offered by this prospectus supplement, as of May 17, 2016, before and after giving effect to this offering by the selling shareholders.

On November 1, 2013, we entered into an investor rights agreement (the “Investor Rights Agreement”) with FIF V PFD LLC (“FIF V”), pursuant to an Exchange Agreement, dated January 16, 2013, between FIF V and Penn National Gaming, Inc. (“Penn”). The Investor Rights Agreement grants FIF V certain registration rights during the term of the Investor Rights Agreement until the earlier of (i) such time as all our common stock distributed to FIF V in our spin-off from Penn, and any additional securities issued with respect thereto, have been sold and (ii) such time as FIF V and its affiliates beneficially own less than 2.5% of our common stock on a fully-diluted basis. We are registering the shares offered by the selling shareholders to satisfy, in part, obligations pursuant to the Investor Rights Agreement. FIF V is owned by the selling shareholders other than FIG LLC. On December 23, 2013, FIF V assigned the Investor Rights Agreement to the Fortress V Sister Funds.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. The address of the selling shareholders is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

	Prior to this Offering			After this Offering(1)
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	% of All Shares of Common Stock	Number of Shares of Common Stock Offered Hereby	Number of Shares of Common Stock Beneficially Owned	% of All Shares of Common Stock
Fortress Fund Holders(2)	10,540,803	5.2%	10,530,624	10,179	*

*	Less than 1% of the total shares of common stock outstanding.

(1)	Assumes that the Fortress Fund Holders dispose of all the shares of common stock covered by this prospectus supplement and the accompanying prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the Fortress Fund Holders will sell all or any portion of the shares covered by this prospectus supplement and the accompanying prospectus.

(2)	The Fortress V Sister Funds and FIG LLC collectively constitute the Fortress Fund Holders. Fortress GLPI Voteco LLC (“VoteCo”), which has disposition and voting rights with respect to the shares of common stock held by the Fortress V Sister Funds, may be deemed to beneficially own and share the power to vote and dispose of the 10,500,825 shares of common stock held directly by the Fortress V Sister Funds, of which 6,597,579 shares are held directly by Fortress Investment Fund V (GLPI SisterCo A) LP, Fortress Investment Fund V (GLPI SisterCo D) LP, Fortress Investment Fund V (GLPI SisterCo E) LP, Fortress Investment Fund V (Coinvestment GLPI SisterCo A) LP, Fortress Investment Fund V (Coinvestment GLPI SisterCo D) LP, (collectively, the “Fund V ADE Sister Funds”), and 3,903,246 shares are held directly by Fortress Investment Fund V (GLPI SisterCo B) LP, Fortress Investment Fund V (GLPI SisterCo C) LP, Fortress Investment Fund V (GLPI SisterCo F) LP, Fortress Investment Fund V (Coinvestment GLPI SisterCo B) LP, Fortress Investment Fund V (Coinvestment GLPI SisterCo C) LP, and Fortress Investment Fund V (Coinvestment GLPI SisterCo F) LP (collectively, the “Fund V BCF Sister Funds” and the Fund V BCF Sister Funds together with the Fund V ADE Sister Funds, the “Fortress V Sister Funds”).

FIG LLC holds 39,978 shares of common stock directly and has shared voting and dispositive power with respect to such shares. Such shares include 10,179 shares of restricted common stock with respect to which FIG LLC has voting rights but restricted disposition rights. FIG LLC is the investment manager of the Fortress V Sister Funds. Each of FIG LLC and the general partners of the Fortress V Sister Funds are affiliates of Fortress Investment Group LLC (“Fortress”).

Each of Wesley R. Edens and Randal A. Nardone, as the two members of VoteCo, may be deemed to beneficially own and share the power to vote and dispose of the 10,500,825 shares of common stock held directly by the Fortress V Sister Funds by virtue of VoteCo’s disposition and voting rights with respect to the shares, and Mr. Edens may further be deemed to beneficially own and share the power to vote and dispose of the 39,978 shares of common stock held directly by FIG LLC. Messrs. Edens and Nardone each disclaim beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

Mr. Edens has been a member of the board of directors of Fortress since November 2006, and he has been a member of the management committee since co-founding Fortress in 1998. Mr. Edens has served as a member of our board of directors since October 2013. Prior to serving on our board of directors, Mr. Edens served as a director of Penn from 2008 to 2013.

The address of the Fortress Fund Holders is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are the underwriters of the offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling shareholders and the underwriters, the selling shareholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the selling shareholders, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,510,208
J.P. Morgan Securities LLC	3,510,208
Wells Fargo Securities, LLC	3,510,208

Total	10,530,624

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We and the selling shareholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by their counsel and to other customary conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters may sell shares of common stock to the public through one or more of their affiliates as selling agents.

Commissions and Discounts

The underwriters are purchasing the shares of common stock from the selling shareholders at $31.32 per share (representing approximately $329,819,144 aggregate proceeds to the selling shareholders). The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on NASDAQ, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the shares of common stock offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and / or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

The amount of fees and expenses expected to be incurred in connection with this offering is approximately $300,000 and is payable by the Company.

No Sales of Similar Securities

Subject to certain exceptions, we and our executive officers have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 30 days after the date of this prospectus supplement without first obtaining the written consent of the Representatives. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to the common stock, or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Nasdaq Global Select Market Listing

The shares are listed on the Nasdaq Global Select Market under the symbol “GLPI.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. The underwriters must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

Neither we, the selling shareholders nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we, the selling shareholders nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring common stock must observe such Australian on-sale restrictions.

This offering document contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying prospectus. The securities to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

European Economic Area

In relation to each member state of the European Economic Area, no offer of securities which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

A. to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B. to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

C. in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of securities is made or who receives any communication in respect of any offer of ordinary shares, or who initially acquires any securities will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any securities acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the securities acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Representatives has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the Representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of securities in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of securities. Accordingly any person making or intending to make an offer in that Member State of securities which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Company or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the Representatives have authorized, nor do they authorize, the making of any offer of securities in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the securities being offered pursuant to this prospectus have not and will not be approved, and may not be licensable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other Relationships

The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us, the selling shareholders or either of our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours, the selling shareholders or either of our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal matters relating to the shares of common stock offered hereby will be passed upon for us by Goodwin Procter LLP, New York, New York. Certain legal matters will be passed upon for the selling shareholders by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York. Ballard Spahr LLP, Philadelphia, Pennsylvania, will pass upon certain matters of Pennsylvania law. Goodwin Procter LLP, Cahill Gordon & Reindel LLP and Willkie Farr & Gallagher LLP may rely on Ballard Spahr LLP with respect to matters governed by Pennsylvania law.

EXPERTS

The consolidated financial statements of Gaming and Leisure Properties, Inc. and Subsidiaries appearing in Gaming and Leisure Properties, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015 (including the schedule appearing therein), and the effectiveness of Gaming and Leisure Properties, Inc.’s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

This prospectus supplement incorporates by reference certain information that we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement. Any statement contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We incorporate by reference the documents listed below that we have previously filed with the SEC, and all filings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequently filed with the SEC prior to the termination of the offering under this prospectus supplement (excluding, in each case, any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 22, 2016;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the SEC on April 26, 2016;

•	the description of our common stock contained in the Registration Statement on Form 8-A we filed with the SEC on October 9, 2013, including any amendments and reports filed for the purpose of updating such description;

•	our Current Reports on Form 8-K filed on February 4, 2016 (only with respect to Item 8.01), February 16, 2016, March 15, 2016, March 28, 2016, March 29, 2016, April 1, 2016, April 6, 2016, April 13, 2016, April 28, 2016 and May 18, 2016; and

•	Definitive Proxy Statement filed on April 22, 2016.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.

Upon request, we will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered a copy of the documents incorporated by reference in this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in the accompanying prospectus, by writing or telephoning us at the following:

Gaming and Leisure Properties, Inc.

845 Berkshire Blvd., Suite 200

Wyomissing, Pennsylvania 19610

Attention: Investor Relations

(610) 401-2900

Common Stock

Preferred Stock

Stock Purchase Contracts

Depositary Shares

Warrants

Units

Guarantees

GLP Capital, L.P.

GLP Financing II, Inc.

Debt Securities

Gaming and Leisure Properties, Inc., a Pennsylvania corporation (“GLPI”), and selling securityholders may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities: common stock, preferred stock, stock purchase contracts, preferred stock represented by depositary shares, warrants, units representing an interest in two or more securities, and guarantees of debt securities.

GLP Capital, L.P., a Pennsylvania limited partnership (the “Operating Partnership”), and GLP Financing II, Inc., a Delaware corporation (“Capital Corp.”), may from time to time offer one or more series of debt securities, which may be fully and unconditionally guaranteed by GLPI through guarantees of the debt securities. The debt securities may be non-convertible or convertible into or exercisable or exchangeable for securities of GLPI or the Operating Partnership.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time any of GLPI, the Operating Partnership, Capital Corp. or selling security holders sells securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered and the specific manner in which the securities will be offered and the identity of any selling security holders. The prospectus supplement will also contain information, where appropriate, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

GLPI, the Operating Partnership, Capital Corp. or selling security holders may offer the securities directly to investors, through agents designated from time to time by GLPI, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution.” We will not receive any of the proceeds from the sale of securities by the selling security holders.

GLPI’s common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “GLPI.” On March 24, 2016, the last reported sale price of our common stock on NASDAQ was $29.76 per share.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 6 as well as the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No gaming or regulatory agency has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2016.

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.

Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus to the terms “GLPI” and the “Company” mean Gaming and Leisure Properties, Inc., all references to the “Operating Partnership” and “GLP Capital” mean GLP Capital, L.P. and all references to “Capital Corp.” mean GLP Financing II, Inc. Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus to the terms “we,” “us,” “our” and “our company” refer to GLPI, together with its consolidated subsidiaries, including the Operating Partnership and Capital Corp.

About this Prospectus

This prospectus is part of an automatic shelf registration statement that we have filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, GLPI is registering an unspecified amount of common stock, preferred stock, stock purchase contracts, depositary shares, warrants, units and guarantees, and the Operating Partnership and Capital Corp. are registering an unspecified amount of debt securities, and, in each case, may sell such securities from time to time, in one or more offerings. In addition, selling securityholders to be named in a prospectus supplement may sell certain of our securities from time to time.

This prospectus provides you with a general description of the securities GLPI, the Operating Partnership, Capital Corp. and any selling securityholders may offer. Each time GLPI, the Operating Partnership, Capital Corp. or any selling securityholder sell securities, GLPI, the Operating Partnership, Capital Corp. or the selling securityholder will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a related prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any related prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

When acquiring securities, you should rely only on the information provided in this prospectus and the related prospectus supplement, including any information incorporated by reference in this prospectus or any related prospectus supplement. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and the related prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the related prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus, any related prospectus supplement or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of such documents.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this prospectus and the documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include information concerning our business strategy, plans, and goals and objectives.

Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,”, “plans,” “may increase,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. You should understand that the following important factors could affect future results and could cause actual results to differ materially from those expressed in such forward-looking statements:

•	the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate our properties, or other delays or impediments to completing our planned acquisitions or projects;

•	GLPI’s ability to enter into definitive agreements with a third party operator for the Meadows Racetrack & Casino (the “Meadows”);

•	the ultimate timing and outcome of our proposed acquisition of substantially all of the real estate assets of Pinnacle Entertainment, Inc. (“Pinnacle”), including our and Pinnacle’s ability to obtain the financing and third party approvals and consents necessary to complete the acquisition;

•	the ultimate outcome (including the possibility that the proposed transaction may not be completed or that completion may be unduly delayed) and results of integrating the assets to be acquired by us in the proposed transaction with Pinnacle;

•	the effects of a transaction between GLPI and Pinnacle on each party, including the post-transaction impact on GLPI’s financial condition, operating results, strategy and plans;

•	GLPI’s ability to maintain its status as a REIT, given the highly technical and complex Internal Revenue Code of 1986, as amended (the “Code”), provisions for which only limited judicial and administrative authorities exist, where even a technical or inadvertent violation could jeopardize REIT qualification and where requirements may depend in part on the actions of third parties over which GLPI has no control or only limited influence;

•	the satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis in order for GLPI to maintain its elected REIT status;

•	the ability and willingness of our tenants, operators and other third parties to meet and/or perform their obligations under their respective contractual arrangements with us, including, in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

•	the ability of our tenants and operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness;

•	the ability of our tenants and operators to comply with laws, rules and regulations in the operation of our properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers;

•	the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease the respective properties on favorable terms;

•	the degree and nature of our competition;

•	the ability to generate sufficient cash flows to service our outstanding indebtedness;

•	the access to debt and equity capital markets;

•	adverse changes in our credit rating;

•	fluctuating interest rates;

•	the impact of global or regional economic conditions;

•	the availability of qualified personnel and our ability to retain our key management personnel;

•	GLPI’s duty to indemnify Penn National Gaming, Inc. (“Penn”) in certain circumstances if the spin-off transaction described in our Annual Report on Form 10-K for the year ended December 31, 2015 fails to be tax-free;

•	changes in the United States tax law and other state, federal or local laws, whether or not specific to real estate, real estate investment trusts or to the gaming, lodging or hospitality industries;

•	changes in accounting standards;

•	the impact of weather events or conditions, natural disasters, acts of terrorism and other international hostilities, war or political instability;

•	other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and

•	additional factors as discussed in our filings with the SEC that are incorporated by reference into this prospectus.

Certain of these factors and other factors, risks and uncertainties are discussed in the “Risk Factors” section in this prospectus supplement, as well as in our filings with the SEC that are incorporated by reference into this prospectus. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond our control. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we disclaim any obligation to update such statements or to publicly announce the result of any revisions to any of the forward-looking statements contained in this prospectus to reflect future events and developments.

About GLPI and the Operating Partnership

GLPI is a self-administered and self-managed Pennsylvania real estate investment trust, or REIT, whose primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. GLPI was incorporated on February 13, 2013 as a wholly owned subsidiary of Penn. On November 1, 2013, Penn contributed to GLPI, through a series of internal corporate restructurings, substantially all of the assets and liabilities associated with Penn’s real property interests and real estate development business, as well as the assets and liabilities of Hollywood Casino Baton Rouge and Hollywood Casino Perryville, which are referred to as the “TRS Properties,” and then spun-off GLPI to holders of Penn’s common and preferred stock in a tax-free distribution (the “Spin-Off”). GLPI elected on its United States (“U.S.”) federal income tax return for its taxable year beginning on January 1, 2014 to be treated as a REIT and GLPI, together with an indirect wholly owned subsidiary of GLPI, GLP Holdings, Inc., jointly elected to treat each of GLP Holdings, Inc., Louisiana Casino Cruises, Inc. (d/b/a Hollywood Casino Baton Rouge) and Penn Cecil Maryland, Inc. (d/b/a Hollywood Casino Perryville) as a “taxable REIT subsidiary” (“TRS”) effective on the first day of the first taxable year of GLPI as a REIT. As a result of the Spin-Off, GLPI owns substantially all of Penn’s former real property assets and leases back most of those assets to Penn for use by its subsidiaries, under a master lease, a triple-net operating lease with an initial term of 15 years with no purchase option, followed by four 5 year renewal options (exercisable by Penn) on the same terms and conditions (the “Penn Master Lease”), and GLPI also owns and operates the TRS Properties through GLP Holdings, Inc.

As of December 31, 2015, GLPI’s portfolio consisted of 21 gaming and related facilities, including the TRS Properties, the real property associated with 18 gaming and related facilities operated by Penn and the real property associated with the Casino Queen in East St. Louis, Illinois. These facilities are geographically diversified across 12 states and contain approximately 7.0 million of rentable square feet. As of December 31, 2015, the Company’s properties were 100% occupied.

As of December 31, 2015, all of the Company’s rental properties, with the exception of the real property associated with the Casino Queen acquired in January 2014, were leased to a wholly owned subsidiary of Penn under the Penn Master Lease. Penn is a leading, diversified, multi-jurisdictional owner and manager of gaming and pari-mutuel properties, and an established gaming provider with strong financial performance. The obligations under the Penn Master Lease are guaranteed by Penn and by all Penn subsidiaries that occupy and operate the facilities leased under the Penn Master Lease, or that own a gaming license, other license or other material asset necessary to operate any portion of the facilities. A default under the Penn Master Lease by Penn or its subsidiaries with regard to any facility will cause a default with regard to the entire Penn portfolio.

The Operating Partnership is a wholly owned subsidiary of GLPI through which GLPI owns substantially all of its assets and was formed under Pennsylvania law on March 12, 2013.

Our principal executive office is located at 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610 and our telephone number is (610) 401-2900. Our internet address is www.glpropinc.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

Additional information regarding GLPI and the Operating Partnership, including audited financial statements and descriptions of GLPI and the Operating Partnership, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 7 of this prospectus.

About Capital Corp.

Capital Corp. is a Delaware corporation and a wholly owned subsidiary of the Operating Partnership. Capital Corp. is nominally capitalized and does not have any material assets or significant operations, other than with respect to acting as co-issuer or guarantor for certain debt obligations that the Operating Partnership may incur or guarantee from time to time.

Market and Industry Data

Certain documents incorporated by reference into this prospectus include information with respect to market share and industry conditions, which are based upon internal estimates and various third party sources.

While management believes that such data is reliable, we have not independently verified any of the data from third party sources nor have we ascertained the underlying assumptions relied upon therein. Similarly, our internal research is based upon management’s understanding of industry conditions, and such information has not been verified by any independent sources. Accordingly, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

Ratio of Earnings to Fixed Charges

The following table sets forth GLPI’s ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012		Year Ended December 31, 2011
Ratio of Earnings to Fixed Charges (1)	2.08	2.22	2.56	N/A	(2)	N/A	(2)

(1)	The ratio of earnings to fixed charges for each of the periods indicated was computed by dividing earnings by fixed charges. Earnings is the amount resulting from adding: (a) pre-tax income from continuing operations and (b) fixed charges. Fixed charges is the amount equal to the sum of (a) interest expense; (b) amortization of capitalized expenses related to indebtedness, and (c) an estimate of the interest within rental expense.

(2)	Not applicable. GLPI was spun-off from Penn on November 1, 2013. The financial information for the years ended December 31, 2012 and 2011 sets forth the historical operations of Louisiana Casino Cruises, Inc. and Penn Cecil Maryland, Inc., which were acquired by a subsidiary of GLPI as part of the Spin-Off. There were no fixed charges in these periods.

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

The following table sets forth GLPI’s ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012		Year Ended December 31, 2011
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (1)	2.08	2.22	2.56	N/A	(2)	N/A	(2)

(1)	The ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated was computed by dividing earnings by fixed charges. Earnings is the amount resulting from adding: (a) pre-tax income from continuing operations and (b) fixed charges. Fixed charges is the amount equal to the sum of (a) interest expense; (b) amortization of capitalized expenses related to indebtedness, and (c) an estimate of the interest within rental expense. Preferred stock dividends are the amount of pretax earnings that are required to pay the dividends on outstanding preferred stock. As of the date of this prospectus, there was no outstanding preferred stock of the Company.

(2)	Not applicable. GLPI was spun-off from Penn on November 1, 2013. The financial information for the years ended December 31, 2012 and 2011 sets forth the historical operations of Louisiana Casino Cruises, Inc. and Penn Cecil Maryland, Inc., which were acquired by a subsidiary of GLPI as part of the Spin-Off. There were no fixed charges in these periods.

RISK FACTORS

You should carefully consider the risks described in the documents incorporated by reference in this prospectus before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and (ii) documents we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

At the time of the filing of this registration statement, the Operating Partnership and Capital Corp. are not subject to the information requirements of the Exchange Act. GLPI is currently subject to the periodic and other information requirements of the Exchange Act and, in accordance with the Exchange Act, GLPI files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document GLPI files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. GLPI’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

GLPI has a website located at http://www.glpropinc.com. The information contained on, or that can be accessed through, GLPI’s website is not incorporated by reference in, and is not part of, this prospectus, and you should not rely on any such information. Information may also be obtained from GLPI at 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, Attention: Chief Financial Officer, telephone (610) 401-2900.

Additionally, both Penn and Pinnacle are currently subject to the reporting requirements of the SEC and are required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to Penn and Pinnacle provided herein has been derived from their public filings. GLPI has not independently verified this information. GLPI has no reason to believe that information derived from either Penn’s or Pinnacle’s public filings is inaccurate in any material respect that has not been disclosed publically. GLPI is providing this data for informational purposes only and such data is not incorporated by reference into and does not constitute a part of this prospectus. Penn’s and Pinnacle’s filings with the SEC can be found at www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

This prospectus incorporates by reference certain information that GLPI, the Operating Partnership and Capital Corp. file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents filed with the SEC:

•	GLPI’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 22, 2016;

•	the description of GLPI’s common stock contained in GLPI’s Registration Statement on Form 8-A, filed on October 9, 2013, including any amendments and reports filed for the purpose of updating such description; and

•	GLPI’s Current Reports on Form 8-K filed on February 4, 2016 (only with respect to Item 8.01), February 16, 2016, March 15, 2016 and March 28, 2016.

All documents filed by each of GLPI, the Operating Partnership and Capital Corp. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus (other than information furnished pursuant to Item 2.01, Item 7.01 or exhibits furnished pursuant to Item 9.01 of Form 8-K), until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

The information relating to GLPI, the Operating Partnership and Capital Corp. contained in this prospectus should be read together with the information in the documents incorporated herein by reference.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference in this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, by writing or telephoning us at the following:

Gaming and Leisure Properties, Inc.

845 Berkshire Blvd., Suite 200

Wyomissing, Pennsylvania 19610

Attention: Investor Relations

(610) 401-2900

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

USE OF PROCEEDS

Unless we provide otherwise in the applicable prospectus supplement or related free writing prospectus, GLPI intends to contribute the net proceeds from any sale of its securities pursuant to this prospectus to its Operating Partnership. The Operating Partnership intends to subsequently use the net proceeds contributed by GLPI, as well as any net proceeds from the sale of its debt securities pursuant to this prospectus, for one or more of the following:

•	the acquisition, development, and improvement of properties;

•	repayment of debt;

•	capital expenditures;

•	working capital; and

•	other general business purposes.

Pending such uses, such proceeds may be temporarily invested. The precise amounts and timing of the application of proceeds will depend upon funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the net proceeds to such purposes will not have been made at the date of that prospectus supplement.

Unless otherwise set forth in a prospectus supplement, we will not receive any of the proceeds of the sale by selling security holders of the securities covered by this prospectus.

DESCRIPTION OF DEBT SECURITIES

GLP Capital and Capital Corp. may issue debt securities from time to time in one or more series, which may be guaranteed by GLPI. GLP Capital and Capital Corp. will set forth in the accompanying prospectus supplement a description of the debt securities that may be offered under this prospectus, as well as the terms of any guarantee of such debt securities by GLPI. The applicable prospectus supplement and other offering material relating to such offering will describe the specific terms relating to the series of debt securities and guarantees being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:

(1)	the designation of the debt securities of the series, including CUSIP numbers, which shall distinguish the debt securities of the series from the debt securities of all other series, and which may be part of a series of debt securities previously issued;

(2)	any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

(3)	the date or dates on which the principal of and premium, if any, on the debt securities of the series is payable or the method of determination and/or extension of such date or dates, and the amount or amounts of such principal and premium, if any, payments and methods of determination thereof;

(4)	the rate or rates at which the debt securities of the series shall bear interest (including any defaulted interest), if any, or the method of calculating and/or resetting such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the date or dates on which a record shall be taken for the determination of holders of such debt securities to whom interest is payable;

(5)	the period or periods within which, the price or prices at which, and other terms and conditions upon which debt securities of the series (a) may be redeemed, in whole or in part, at the option of GLP Capital and Capital Corp., if GLP Capital and Capital Corp. are to have the option or (b) shall be redeemed, in whole or in part, upon the occurrence of specified events, if the debt securities shall be subject to a mandatory redemption provision;

(6)	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of maturity or the method by which such portion shall be determined;

(7)	any addition to, deletion from or change in the events of default which apply to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

(8)	any addition to, deletion from or change in the covenants set forth in the indenture;

(9)	whether and under what circumstances GLP Capital and Capital Corp. will pay additional amounts on the debt securities of the series held by a person who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether GLP Capital and Capital Corp. will have the option to redeem the debt securities of the series rather than pay such additional amounts;

(10)	if the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(11)	any trustees, depositaries, authenticating or paying agents, transfer agents or registrars of any other agents with respect to the debt securities of such series;

(12)	if the debt securities of the series are to be convertible into or exchangeable for any other security or property of GLP Capital or Capital Corp., including, without limitation, debt securities of another person held by either GLP Capital or Capital Corp. or their affiliates and, if so, the terms thereof;

(13)	any addition to, deletion from or change in any guarantors with respect to the debt securities of such series;

(14)	whether the debt securities of such series shall be issued as global securities (including global securities initially sold in reliance on Rule 144A under the Securities Act, global securities initially sold in reliance on Regulation S under the Securities Act, global securities sold to institutional accredited investors, or unrestricted global securities) or as definitive securities (including restricted definitive securities or unrestricted definitive securities); and

(15)	any other terms of the series.

DESCRIPTION OF CAPITAL STOCK OF GLPI

The following is a summary of certain information concerning GLPI’s capital stock. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of GLPI’s amended and restated articles of incorporation (the “Articles of Incorporation”) and amended and restated bylaws (the “Bylaws”). The summaries are qualified in their entirety by reference to the full text of GLPI’s Articles of Incorporation and Bylaws, which you must read for complete information on GLPI’s capital stock and which are included as exhibits to the registration statement of which this prospectus is a part.

General

The Articles of Incorporation provide that GLPI may issue up to 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of March 24, 2016, 116,963,331 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

GLPI may issue common stock from time to time. GLPI’s board of directors must approve the amount of stock it sells and the price for which it is sold. Holders of GLPI’s common stock do not have any preemptive, subscription, redemption, conversion or sinking fund rights with respect to the common stock, or any instruments convertible (directly or indirectly) into GLPI stock.

The issued and outstanding shares of GLPI common stock are fully paid and nonassessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of common stock that GLPI may issue in the future will also be fully paid and nonassessable.

Dividends

Subject to prior dividend rights of the holders of any preferred stock, applicable law and the restrictions of the Articles of Incorporation on ownership and transfer of GLPI’s stock, holders of GLPI common stock will be entitled to receive dividends when, and if declared by its board of directors out of funds legally available for that purpose. In the event of any liquidation, dissolution or winding up of GLPI after the satisfaction in full of the liquidation preferences of holders of any preferred stock, holders of shares of our common stock will be entitled to ratable distribution of the remaining assets available for distribution to shareholders.

Voting Rights

Subject to the rights of the holders of preferred stock, applicable law and restrictions of the Articles of Incorporation on ownership and transfer of GLPI’s stock, each share of common stock will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of directors, and the holders of common stock possess the exclusive voting power. Holders of shares of common stock will not have cumulative voting rights in the election of directors of GLPI. Generally, all matters to be voted on by shareholders, other than the election of directors, must be approved by a majority of the votes cast by the holders of shares entitled to vote at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then outstanding preferred stock. Directors will be elected by a plurality of the votes cast at the meeting in which directors will be elected.

Other Rights

Subject to the restrictions of the Articles of Incorporation on ownership and transfer of GLPI’s stock, holders of shares of GLPI common stock generally will have no preference or appraisal rights. Subject to the restrictions in the Articles of Incorporation on ownership and transfer of GLPI’s stock, holders of shares of GLPI’s common stock initially will have equal dividend, liquidation and other rights.

Preferred Stock

Under the Articles of Incorporation, GLPI’s board of directors may from time to time establish and cause GLPI to issue one or more series of preferred stock and set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of such class or series. The authority of GLPI’s board of directors with respect to each series of preferred stock includes, but is not limited to, the determination of the following:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares constituting such series, including the authority to increase or decrease such number (but not below the number of shares thereof then outstanding);

•	the dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

•	the dates at which dividends, if any, shall be payable;

•	the right, if any, of GLPI to redeem shares of such series and the terms and conditions of such redemption;

•	the rights of the shares in case of a voluntary or involuntary liquidation, dissolution or winding up of GLPI, and the relative rights of priority, if any, of payment of shares of such series;

•	the voting power, if any, of such series and the terms and conditions under which such voting power may be exercised;

•	the obligation, if any, of GLPI to retire shares of such series pursuant to a retirement or sinking fund or funds of a similar nature or otherwise and the terms and conditions of such obligations;

•	the terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	any other rights, preferences or limitations of the shares of such series.

Accordingly, GLPI’s board of directors, without shareholder approval, may issue preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of GLPI’s common stock. Preferred stock could be issued quickly with terms calculated to delay, defer, or prevent a change of control or other corporate action, or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of GLPI’s common stock, may adversely affect the voting and other rights of the holders of GLPI’s common stock.

Restrictions on Ownership and Transfer

In order for GLPI to qualify to be taxed as a REIT under the Code, shares of its stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to qualify to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of GLPI stock (after taking into account options to acquire shares of stock) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code. To qualify to be taxed as a REIT, GLPI must satisfy other requirements as well. See “Certain United States Federal Income Tax Considerations—Classification and Taxation of GLPI as a REIT” and “Certain United States Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

The Articles of Incorporation contain restrictions on the ownership and transfer of GLPI’s stock that are intended to assist GLPI in complying with these requirements. The relevant sections of the Articles of Incorporation provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 7% of the outstanding shares of GLPI common stock (the “common stock ownership limit”) or more than 7% in value or in number, whichever is more restrictive, of the outstanding shares of all classes or series of GLPI stock (the “aggregate stock ownership limit”). The common stock ownership limit and the aggregate stock ownership limit are collectively referred to as the “ownership limits.” The person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of GLPI stock as described below, would beneficially own or constructively own shares of GLPI stock in violation of such limits or restrictions or, if appropriate in the context, a person or entity that would have been the record owner of such shares of GLPI stock is referred to as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause stock owned beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 7% of the outstanding shares of GLPI common stock or less than 7% in value or in number, whichever is more restrictive, of the outstanding shares of all classes and series of GLPI stock (or the acquisition by an individual or entity of an interest in an entity that owns, beneficially or constructively, shares of GLPI stock) could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively shares of GLPI stock in excess of the ownership limits. In addition, a person that did not acquire more than 7% of our outstanding stock may become subject to these restrictions if repurchases by us cause such person’s holdings to exceed 7% of our outstanding stock.

Pursuant to the Articles of Incorporation, GLPI’s board of directors may exempt, prospectively or retroactively, a particular shareholder (the “excepted holder”) from the ownership limits or establish a different limit on ownership (the “excepted holder limit”) if:

•	no individual’s beneficial or constructive ownership of GLPI stock will result in GLPI being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify to be taxed as a REIT or would cause any income of GLPI that would otherwise qualify as rents from real property to fail to qualify as such; and

•

such shareholder does not and represents that it will not own, actually or constructively, an interest in a tenant of GLPI (or a tenant of any entity owned or controlled by GLPI) that would cause GLPI to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or GLPI’s board of directors determines that rent derived from such tenant will not affect GLPI’s ability to qualify to be taxed as a REIT).

Peter M. Carlino, GLPI’s Chairman and Chief Executive Officer, the Carlino Family Trust, Fortress Investment Group LLC (together with certain of its affiliates) and The Vanguard Group Inc. have each been deemed excepted holders by GLPI’s board of directors.

As a condition of granting the waiver or establishing the excepted holder limit, GLPI’s board of directors may require an opinion of counsel or a ruling from the IRS, in either case in form and in substance satisfactory to GLPI’s board of directors (in its sole discretion) in order to determine or ensure GLPI’s status as a REIT and such representations and undertakings from the person requesting the exception as GLPI’s board of directors may require (in its sole discretion) to make the determinations above. GLPI’s board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit.

GLPI’s board of directors may from time to time increase or decrease the common stock ownership limit, the aggregate stock ownership limit or both, for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of GLPI’s outstanding stock. A reduced ownership limit will not apply to any person or entity whose percentage ownership of GLPI common stock or GLPI stock of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of GLPI common stock or GLPI stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of GLPI common stock or stock of all other classes or series, as applicable, will violate the decreased ownership limit.

The Articles of Incorporation further prohibit:

•	any person from beneficially or constructively owning shares of GLPI stock that would result in GLPI being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause GLPI to fail to qualify to be taxed as a REIT;

•	any person from transferring shares of GLPI stock if the transfer would result in shares of GLPI stock being beneficially owned by fewer than 100 persons (determined without reference to the rules of attribution under Section 544 of the Code); and

•	any person from constructively owning shares of GLPI stock to the extent that such constructive ownership would cause any of GLPI’s income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of GLPI stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of GLPI stock described above, or who would have owned shares of GLPI stock transferred to the charitable trust described below, must immediately give notice to GLPI of such event or, in the case of an attempted or proposed transaction, give GLPI at least 15 days’ prior written notice and provide GLPI with such other information as it may request in order to determine the effect of such transfer on its status as a REIT. The foregoing restrictions on ownership and transfer of GLPI stock will not apply if GLPI’s board of directors determines that it is no longer in GLPI’s best interests to attempt to qualify, or to continue to qualify, to be taxed as a REIT or that compliance with the restrictions and limits on ownership and transfer of GLPI stock described above is no longer required in order for GLPI to qualify to be taxed as a REIT.

If any transfer of shares of GLPI stock or any other event would result in any person violating the ownership limits or any other restriction on ownership and transfer of GLPI shares described above then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the benefit of one or more charitable organizations selected by GLPI, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above would not be effective, for any reason, to prevent violation of the applicable ownership limits or any other restriction on ownership and transfer of GLPI shares described above, then the Articles of Incorporation provide that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of GLPI stock held in the trust will continue to be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares of GLPI stock held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares of GLPI stock held in the trust. The trustee of the trust shall have all voting rights and rights to dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before GLPI’s discovery that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Subject to Pennsylvania law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority (at the trustee’s sole discretion) (i) to rescind as void any vote cast by a prohibited owner or unsuitable person, as applicable, before GLPI’s discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if GLPI has already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Shares of GLPI stock transferred to the trustee will be deemed offered for sale to GLPI, or its designee, at a price per share equal to the lesser of (i) the market price of the shares on the day of the event causing the shares to be held in the trust, or (ii) the market price on the date GLPI, or its designee, accepts such offer. GLPI may reduce the amount so payable to the prohibited owner by the amount of any distribution that GLPI made to the prohibited owner before it discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above, and GLPI may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. GLPI will have the right to accept such offer until the trustee has sold the shares of GLPI stock held in the trust as discussed below. Upon a sale to GLPI, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.

If GLPI does not buy the shares, the trustee must, within 20 days of receiving notice from GLPI of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of GLPI stock. After the sale of the shares, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any distribution that GLPI paid to the prohibited owner before GLPI discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if prior to the discovery by GLPI that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner will have no rights in the shares held by the trustee.

In addition, if GLPI’s board of directors determines in good faith that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of GLPI stock described above or that a person or entity intends to acquire or has attempted to acquire beneficial or constructive ownership of any shares of GLPI stock in violation of the restrictions on ownership and transfer of GLPI stock described above, GLPI’s board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, but not limited to, causing GLPI to redeem shares of GLPI stock, refusing to give effect to the transfer of GLPI’s books or instituting proceedings to enjoin the transfer or other event.

Every person or entity who is a beneficial owner or constructive owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in number of value (whichever is more restrictive) of GLPI stock, within 30 days after initially reaching such ownership threshold and within 30 days after the end of each taxable year, must give GLPI written notice stating the shareholder’s name and address, the number of shares of each class and series of GLPI stock that the shareholder beneficially or constructively owns and a description of the manner in which the shares are held. Each such owner must provide to GLPI such additional information as GLPI may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on GLPI’s qualification as a REIT and to ensure compliance with the applicable ownership limits. In addition, any person or entity that will be a beneficial owner or constructive owner of shares of GLPI stock and any person or entity (including the shareholder of record) who is holding shares of GLPI stock for a beneficial owner or constructive owner must provide to GLPI such information as GLPI may request in order to determine GLPI’s qualification as a REIT and to comply with the requirements of any governmental or taxing authority or to determine such compliance and to ensure compliance with the ownership limits.

Any certificates representing shares of GLPI stock will bear a legend referring to the restrictions on ownership and transfer of GLPI stock described above.

The restrictions on ownership and transfer of GLPI stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for GLPI common stock or otherwise be in the best interests of GLPI shareholders.

Redemption of Securities Owned or Controlled by an Unsuitable Person or Affiliate

In addition to the restrictions set forth above, all of GLPI’s outstanding capital stock shall be held subject to applicable gaming laws. Any person owning or controlling at least five percent of any class of GLPI’s outstanding capital stock will be required by the Articles of Incorporation to promptly notify GLPI of such person’s identity. The Articles of Incorporation provide that capital stock of GLPI that is owned or controlled by an unsuitable person or an affiliate of an unsuitable person is redeemable by GLPI, out of funds legally available for that redemption, to the extent required by the gaming authorities making the determination of unsuitability or to the extent determined to be necessary or advisable by GLPI’s board of directors. From and after the redemption date, the securities will not be considered outstanding and all rights of the unsuitable person or affiliate will cease, other than the right to receive the redemption price. The redemption price with respect to any securities to be redeemed will be the price, if any, required to be paid by the gaming authority making the finding of unsuitability or if the gaming authority does not require a price to be paid (including if the finding of unsuitability is made by GLPI’s board of directors alone), the lesser of (i) the market price on the date of the redemption notice, (ii) the market price on the redemption date or (iii) the actual amount paid by the owner thereof, in each case less a discount in a percentage (up to 100%) to be determined by GLPI’s board of directors in its sole and absolute discretion. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not, as determined by GLPI.

The Articles of Incorporation also provide that capital stock of GLPI that is owned or controlled by an unsuitable person or an affiliate of an unsuitable person will be transferred to a trust for the benefit of a designated charitable beneficiary, and that any such unsuitable person or affiliate will not be entitled to any dividends on the shares or be entitled to vote the shares or receive any proceeds from the subsequent sale of the shares in excess of the lesser of the price paid by the unsuitable person or affiliate for the shares or the amount realized from the sale, in each case less a discount in a percentage (up to 100%) to be determined by the GLPI board of directors in its sole and absolute discretion.

The Articles of Incorporation require any unsuitable person and any affiliate of an unsuitable person to indemnify and hold harmless GLPI and its affiliated companies for any and all losses, costs, and expenses, including attorneys’ costs, fees and expenses, incurred by GLPI and its affiliated companies as a result of, or arising out of, the unsuitable person’s ownership or control of any securities of GLPI, failure or refusal to comply with the provisions of the Articles of Incorporation, or failure to divest himself, herself or itself of any securities when and in the specific manner required by a gaming authority or the Articles of Incorporation.

Transfer Agent

The transfer agent and registrar for GLPI common stock is Continental Stock Transfer & Trust. We will name the transfer agent and registrar for the preferred stock in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS OF GLPI

This section outlines some of the provisions of the stock purchase contracts, the stock purchase contract agreement and the pledge agreement. This information is not complete in all respects and is qualified entirely by reference to the stock purchase contract agreement and pledge agreement with respect to the stock purchase contracts of any particular series. The specific terms of any series of stock purchase contracts will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the specific terms of any series of stock purchase contracts may differ from the general description of terms presented below.

Unless otherwise specified in the applicable prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock, depositary shares or other security or property at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock, depositary shares or other security or property. The consideration per share of common stock or preferred stock or per depositary share or other security or property may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by or on our behalf of shares of the underlying security or property or, they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security or property. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depository shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the stock purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the stock purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the stock purchase contract agreement.

DESCRIPTION OF DEPOSITARY SHARES OF GLPI

This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

Interest in a Fractional Share, or Multiple Shares, of Preferred Stock

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share, or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, and exchange and liquidation rights, in each case as designated by our board of directors and described in the applicable prospectus supplement.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts is entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred shareholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that materially adversely affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. No amendment, however, may impair the right of any depositary shareholder to receive any money or other property to which he may be entitled under the terms of the deposit agreement at the times and in the manner and amount provided for therein. We or the depositary may terminate a deposit agreement only if:

•	we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all outstanding depositary shares have been converted (if convertible) into shares of Class A common stock or another series of preferred stock; or

•	there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement for their accounts.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us a notice of resignation, and we may remove any depositary at any time by delivering it a notice of removal. Resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal.

Restrictions on Ownership

In order to safeguard us against an inadvertent loss of REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred shareholders of any series.

The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement, or subject to any liability under the deposit agreement to holders of depositary receipts other than for the relevant party’s gross negligence or willful misconduct. The obligations of our company and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS OF GLPI

This section outlines some of the provisions of each warrant agreement pursuant to which warrants may be issued, the warrants or rights, and any warrant certificates. This information may not be complete in all respects and is qualified entirely by reference to any warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

We may issue warrants for the purchase of our preferred stock or common stock. We may issue warrants independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our stockholders and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

General Terms of Warrants

In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable, the following:

•	the title of such warrants;

•	their aggregate number;

•	the price or prices at which we will issue them;

•	the designation, number and terms of the preferred stock or common stock that can be purchased upon exercise of them;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;

•	the date, if any, on and after which they and the related preferred stock or common stock, if any, will be separately transferable;

•	the price at which each share of preferred stock or common stock that can be purchased upon exercise of such warrants may be purchased;

•	the date on which the right to exercise them shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants.

Warrant certificates may be exchanged for new certificates of different denominations and may be presented for transfer of registration and, if exercisable for other securities or other property, may be exercised at the warrant agent’s corporate trust office or any other office indicated in the prospectus supplement. If the warrants are not separately transferable from any securities with which they were issued, an exchange may take place only if the certificates representing the related securities are also exchanged. Prior to exercise of any warrant exercisable for other securities or other property, warrant holders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Modification Without Consent

We and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Modification With Consent

We and any agent for any series of warrants may also amend any agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the warrants of any series affected by such amendment. However, no such amendment that:

•	increases the exercise price of such warrant;

•	shortens the time period during which any such warrant may be exercised;

•	reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants; or

•	otherwise adversely affects the exercise rights of warrant holders in any material respect;

•	may be made without the consent of each holder affected by that amendment.

DESCRIPTION OF UNITS OF GLPI

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of two or more of debt securities, shares of common stock, shares of preferred stock, stock purchase contracts, warrants and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable Prospectus Supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	information with respect to book-entry procedures, if any;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Warrants of GLPI,” “Description of Stock Purchase Contracts of GLPI,” “Description of Capital Stock of GLPI” and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification Without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity or any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939, or the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Pennsylvania law.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

CERTAIN PROVISIONS OF PENNSYLVANIA LAW AND GLPI’S ARTICLES OF INCORPORATION AND BYLAWS AND OTHER GOVERNANCE DOCUMENTS

The following is a summary of certain provisions of Pennsylvania law and GLPI’s Articles of Incorporation and Bylaws. This description is not complete and is subject to, and qualified in its entirety by reference to, Pennsylvania law and GLPI’s Articles of Incorporation and Bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part.

Classified Board; Size of Board and Vacancies; Removal of Directors

The Articles of Incorporation divides the GLPI board of directors into three classes as nearly equal in number as possible. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. At any meeting of shareholders for the election of directors at which a quorum is present, the election will be determined by a plurality of the votes cast by the shareholders entitled to vote in the election.

GLPI’s board of directors has five directors. The Bylaws provide that the number of directors on GLPI’s board of directors will be fixed exclusively by the board of directors. Subject to the rights of holders of any stock having preference over the common stock to elect additional directors, newly created directorships resulting from any increase in the number of directors and any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of the remaining directors in office, even if less than a quorum is present.

Subject to the rights of any stock having preference over the common stock to elect directors, the Bylaws provide that a director may be removed only for cause (as defined in the Bylaws) by the affirmative vote of: (i) a majority of the entire GLPI board of directors (not including the director whose removal is being considered); or (ii) 75% of the votes cast by the holders of shares entitled to vote generally in the election of directors. In addition, under Section 1726(c) of the Pennsylvania Business Corporation Law, or the PBCL, a court may remove a director upon application in a derivative suit in cases of fraudulent or dishonest acts, gross abuse of authority or discretion, or for any other proper cause. Section 1726(a)(4) of the PBCL also provides that the board of directors may be removed at any time with or without cause by the unanimous vote or written consents of the shareholders entitled to vote thereon.

Pennsylvania State Takeover Statutes

Section 2538 of Subchapter 25D of the PBCL requires certain transactions with an “interested shareholder” to be approved by a majority of disinterested shareholders. “Interested shareholder” is defined broadly to include any shareholder who is a party to the transaction or who is treated differently than other shareholders and affiliates of the corporation.

Subchapter 25E of the PBCL requires a person or group of persons acting in concert which acquires 20% or more of the voting shares of the corporation to offer to purchase the shares of any other shareholder at “fair value.” “Fair value” means the value not less than the highest price paid by the controlling person or group during the 90-day period prior to the control transaction, plus a control premium. Among other exceptions, shares acquired directly from the corporation in a transaction exempt from the registration requirements of the Securities Act of 1933, are not counted towards the determination of whether the 20% share ownership threshold has been met for purposes of Subchapter 25E.

Subchapter 25F of the PBCL generally establishes a 5-year moratorium on a “business combination” with an “interested shareholder.” “Interested shareholder” is defined generally to be any beneficial owner of 20% or more of the corporation’s voting stock. “Business combination” is defined broadly to include mergers, consolidations, asset sales and certain self-dealing transactions. Certain restrictions apply to a business combination following the 5-year period. Among other exceptions, Subchapter 25F will be rendered inapplicable if the board of directors approves the proposed business combination, or approves the interested shareholder’s acquisition of 20% of the voting shares, in either case prior to the date on which the shareholder first becomes an interested shareholder.

Subchapter 25G of the PBCL provides that “control shares” lose voting rights unless such rights are restored by the affirmative vote of a majority of (i) the disinterested shares (generally, shares held by persons other than the acquiror, executive officers of the corporation and certain employee stock plans) and (ii) the outstanding voting shares of the corporation. “Control shares” are defined as shares which, upon acquisition, will result in a person or group acquiring for the first time voting control over (a) 20%, (b) 331/3% or (c) 50% or more of the outstanding shares, together with shares acquired within 180 days of attaining the applicable threshold and shares purchased with the intention of attaining such threshold. A corporation may redeem control shares if the acquiring person does not request restoration of voting rights as permitted by Subchapter 25G. Among other exceptions, Subchapter 25G does not apply to a merger, consolidation or a share exchange if the corporation is a party to the transaction agreement.

Subchapter 25H of the PBCL provides that if any person or group publicly discloses that the person or group may acquire control of the corporation, or a person or group acquires, or publicly discloses an offer or intent to acquire, 20% or more of the voting power of the corporation and, in either case, sells shares in the following 18 months, then the profits from such sale must be disgorged to the corporation if the securities that were sold were acquired during the 18-month period or within the preceding 24 months.

If shareholders approve a control share acquisition under Subchapter 25G, the corporation is also subject to Subchapters 25I and 25J of the PBCL. Subchapter 25I provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J prohibits the abrogation of certain labor contracts prior to their stated date of expiration.

Amendments to GLPI’s Articles of Incorporation and Bylaws and Approval of Extraordinary Actions

Pennsylvania law and the Articles of Incorporation generally provide that GLPI can amend its Articles of Incorporation, merge, consolidate, sell all or substantially all of our assets, engage in a statutory share exchange or dissolve if the action has first been approved by the board of directors and then by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter. The Articles of Incorporation also provide that the amendment or repeal of any Articles of Incorporation provision concerning the classification of GLPI’s board of directors or the indemnification or limitation of liability of GLPI’s directors will require the affirmative vote of at least 75% of the voting power of all of its outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class. Pennsylvania law provides that GLPI’s shareholders are not entitled by statute to propose amendments to the Articles of Incorporation or to call special meetings of shareholders.

GLPI’s board of directors is authorized to adopt, amend or repeal any provision of the bylaws without shareholder approval. Except as otherwise required by law, any provision of the Bylaws may only be adopted, amended or repealed by the shareholders (i) upon receiving at least 75% of the votes cast by the holders of shares entitled to vote thereon or (ii) in the event that the amendment has been proposed by a majority of the board of directors, upon receiving a majority of the votes cast by the holders of shares entitled to vote thereon.

Shareholder Meetings

Under the PBCL, shareholders will be not entitled to call special meetings of shareholders. Only the chairman of the board of directors or a majority of the directors then in office may call such meetings pursuant to the Bylaws.

Shareholder Action by Written Consent

Under the PBCL, any action required to be taken or which may be taken at any annual or special meeting of the shareholders may be taken without a meeting if, and only if, prior to the taking of such action, all shareholders entitled to vote thereon consent in writing to such action being taken.

Requirements for Advance Notification of Shareholder Nominations and Proposals

The Bylaws contain advance notice procedures with respect to shareholder proposals and recommendations of candidates for election as directors other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In particular, shareholders must notify the corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in the Bylaws. To be timely, the notice must be received at GLPI’s principal executive office not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. In order to be eligible to present a shareholder proposal or recommend a candidate for nomination for election as a director at a shareholders meeting, a shareholder must have owned beneficially at least 1% of the outstanding GLPI common stock for a continuous period of not less than 12 months. In addition, shareholders will not be permitted to nominate directly candidates for election to the board of directors, but will instead be permitted to recommend potential nominees to the compensation and governance committee.

Effect of Certain Provisions of Pennsylvania Law and of the Articles of Incorporation and Bylaws

The restrictions on ownership and transfer of GLPI stock will prohibit any person from acquiring more than 7% of its outstanding common stock (without prior approval of GLPI’s board of directors). The power of GLPI’s board of directors to issue authorized but unissued shares of our common stock and preferred stock without shareholder approval also could have the effect of delaying, deferring or preventing a change in control or other transaction. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult, or discourage an attempt, to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

These provisions, along with other provisions of the PBCL and the Articles of Incorporation and Bylaws discussed above, including provisions relating to the removal of directors and the filling of vacancies, the supermajority vote that will be required to amend certain provisions of the Articles of Incorporation, the advance notice and special meeting provisions, alone or in combination, are designed to protect GLPI’s shareholders from coercive or otherwise unfair takeover tactics by requiring potential acquirors to negotiate with GLPI’s board of directors and by providing GLPI’s board of directors with more time to assess any acquisition proposal.

Shareholders Rights Plan

While the PBCL authorizes a corporation to adopt a shareholder rights plan, GLPI does not have a shareholder rights plan currently in effect.

Limitation on Liability of Directors and Officers

The PBCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In an action by or in the right of the corporation, indemnification will not be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable to the corporation.

Unless ordered by a court, the determination of whether indemnification is proper in a specific case will be determined by (1) the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; (2) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of a third-party action, derivative action, or corporate action, he must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Pennsylvania law permits a corporation to purchase and maintain insurance for a director or officer against any liability asserted against him, and incurred in his capacity as a director or officer or arising out of his position, whether or not the corporation would have the power to indemnify him against such liability under Pennsylvania law.

The Articles of Incorporation and Bylaws provide that a director shall, to the maximum extent permitted by Pennsylvania law, have no personal liability or monetary damages for any action taken, or any failure to take any action as a director. The Articles of Incorporation and Bylaws also provide for indemnification for current and former directors, officers, employees, or agents serving at the request of the corporation to the fullest extent permitted by Pennsylvania law. The Articles of Incorporation and Bylaws also permit the advancement of expenses.

Description of the Partnership Agreement of the Operating Partnership

GLP Capital, L.P., our operating partnership, was organized as a Pennsylvania limited partnership on March 12, 2013. The partnership agreement was entered into on March 13, 2013 by and between GLP Capital Partners, LLC, as a limited partner, and GLPI, as the general partner. Pursuant to the partnership agreement, as the general partner of the Operating Partnership, GLPI has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership and has the power to bind the Operating Partnership in the act of carrying on the business of the Operating Partnership.

GLPI may not, without the consent of the limited partner, sell, assign, transfer, give, donate, pledge, deposit, alienate, bequeath, devise or otherwise dispose of or encumber to any person other than the Operating Partnership, all or any portion of its interest in the Operating Partnership except (i) by operation of law, (ii) to a receiver or trustee in bankruptcy for GLPI or (iii) to any wholly owned affiliate of GLPI.

The partnership agreement provides that the Operating Partnership will make distributions out of funds legally available therefor, at such time and in such amounts as determined by GLPI in its sole discretion, to GLPI and the limited partner in accordance with their respective percentage interests in the Operating Partnership.

Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and liabilities of the Operating Partnership, any remaining assets of the Operating Partnership will be distributed to GLPI and the limited partner in accordance with their respective percentage interests.

The Operating Partnership will have perpetual existence, or until sooner dissolved upon:

•	The sale of all or substantially all of the Operating Partnership’s assets and properties;

•	The unanimous agreement of the partners to effect such dissolution; or

•	The entry of any order of judicial dissolution under Section 8572 of the Pennsylvania Revised Uniform Limited Partnership Act.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and relating to the purchase, ownership and disposition of our shares of common stock and preferred stock, and debt securities issued by the Operating Partnership and Capital Corp. Because this is a summary that is intended to address only certain material U.S. federal income tax considerations relating to the ownership and disposition of our common stock and preferred stock, and the Operating Partnership’s and Capital Corp.’s debt securities, generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•	special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a controlled foreign corporation, a passive foreign investment company, a partnership or similar pass-through entity or a person holding their interest through such entity, a person subject to the alternative minimum tax provisions of the Code, a person holding our common stock, preferred stock or debt securities as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment, a person who marks-to market our common stock or preferred stock, or debt securities of the Operating Partnership or Capital Corp., a U.S. expatriate, a U.S. stockholder or U.S. holder (each, as defined below) whose functional currency is not the U.S. dollar, who holds our common stock or preferred stock, or debt securities of the Operating Partnership or Capital Corp., through a non-U.S. broker or other non-U.S. intermediary, or are otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations or U.S. federal taxes other than income taxes (such as estate and gift taxes);

•	this summary assumes that holders of our common stock and preferred stock and the debt securities of the Operating Partnership and Capital Corp. hold such assets as a “capital asset” within the meaning of Section 1221 of the Code;

•	this summary does not address U.S. federal income tax considerations applicable to tax-exempt entities and non-U.S. persons, except to the limited extent described below; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

In addition, this summary does not address tax considerations relating to the purchase, ownership and disposition of stock purchase contracts, preferred stock represented by depository shares, warrants, or units representing an interest in two or more securities. In the event we issue any such securities, the prospectus supplement will discuss the related tax considerations in greater detail.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our common stock, preferred stock and debt securities on your particular tax situation, including any state, local or non-U.S. tax consequences.

For purposes of this discussion, references to “we,” “us” or “our” and any similar terms, refer solely to GLPI and not the Operating Partnership, unless otherwise noted.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”) including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could adversely affect an investment in our common stock or preferred stock or in debt securities of the Operating Partnership or Capital Corp. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below, other than a ruling obtained from the IRS by our former parent Penn. That ruling provided, subject to the terms and conditions contained therein, that certain of the assets held by us after the Spin-Off were qualifying real estate assets for REIT qualification purposes, and that certain rental formulas in the Penn Master Lease would not cause any amounts received by us pursuant to the Penn Master Lease to be treated as other than rents from real property for REIT qualification purposes. However, it did not rule on our qualification as a REIT generally or on any of the statements in the discussion below. As a result, it is possible that the IRS could challenge the statements in this discussion and that a court could agree with the IRS.

Classification and Taxation of GLPI as a REIT

We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year beginning on January 1, 2014. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that our ownership, form of organization and our operations through the date hereof and our proposed ownership, organization and method of operations thereafter have enabled and will enable to us to qualify as a REIT beginning with our taxable year beginning on January 1, 2014. In connection with this filing, we will receive an opinion of our tax counsel, Goodwin Procter LLP, to the effect that, commencing with our taxable year beginning on January 1, 2014 (i) we have been and we are organized in conformity with the requirements for qualification and taxation as a REIT, and (ii) our prior, current and proposed organization, ownership and method of operation as represented by management have allowed and will allow us to satisfy the requirements for qualification and taxation as a REIT. This opinion is based on representations made by us as to certain factual matters relating to our prior and intended and expected organization, ownership and method of operation. Goodwin Procter LLP has not verified those representations, and their opinion assumes that such representations and covenants are accurate and complete, that we have been owned, organized and operated and will continue to be owned, organized and will continue to operate in accordance with such representations and that we will take no action inconsistent with such representations. In addition, this opinion is based on the law existing and in effect as of its date. Our qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels, diversity of share ownership and various other qualification tests imposed under the Code discussed below. Goodwin Procter LLP has not reviewed and will not review our compliance with these tests on a continuing basis. Accordingly, the opinion of our tax counsel does not guarantee our ability to qualify as or remain qualified as a REIT, and no assurance can be given that we have satisfied and will satisfy such tests for our taxable year beginning on January 1, 2014 or for any subsequent period. Also, the opinion of Goodwin Procter LLP is not binding on the IRS, or any court, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to U.S. federal income tax laws, any of which could be applied retroactively. Goodwin Procter LLP will have no obligation to advise us or the holders of our stock of any subsequent change in the matters addressed in its opinion, the factual representations or assumptions on which the conclusions in the opinion are based, or of any subsequent change in applicable law.

So long as we qualify for taxation as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax as follows:

•	We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

•	Under some circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

•	If we have net income from “prohibited transactions” we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

•	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax in an amount equal to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, and we qualify for and satisfy certain cure provisions, then we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to corporations.

•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to qualify for taxation as a REIT because we fail to distribute by the end of the relevant year any earnings and profits we inherit from a taxable C corporation during the year (e.g., by tax-free merger or tax-free liquidation), and the failure is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years. We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts (or on certain expenses deducted by our TRSs) if arrangements among us, our tenants and/or our TRSs are not comparable to similar arrangements among unrelated parties.

•	We may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into us. Specifically, to the extent we acquire any asset from a C corporation in a carry-over basis transaction and we subsequently recognize gain on a disposition of such asset during a five-year period beginning on the date on which we acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to U.S. federal income tax at the highest regular corporate tax rate, which is currently 35%. Built-in gain means the excess of (i) the fair market value of the asset as of the beginning of the applicable recognition period over (ii) our adjusted basis in such asset as of the beginning of such recognition period. See “—Tax on Built-in Gains of Former C Corporation Assets.”

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid its proportionate share of the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the stockholders’ basis in our stock.

•	We have subsidiaries that are C corporations that have elected, jointly with us, to be treated as our TRSs and we may have other subsidiaries or own interests in their lower-tier entities that are TRSs in the future. The earnings of our TRSs are subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local and non-U.S. income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We elected to be taxed as a REIT under the Code effective with our taxable year beginning on January 1, 2014. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, ownership, sources of income, nature of assets and distributions of income to stockholders, beginning with our taxable year beginning on January 1, 2014, unless otherwise noted.

The Code defines a REIT as a corporation, trust, or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals,” as defined in the Code to include specified entities;

(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year, which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, was our taxable year beginning on January 1, 2014). For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above. A successful challenge to our valuation determination could jeopardize our ability to comply with condition (6) above. For purposes of its opinion, Goodwin Procter LLP is relying on our determinations of relative values of our shares.

We believe that we have sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter provides restrictions regarding the transfer of shares of our capital stock that are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements.

We complied with condition (7) above by making our REIT election as part of our U.S. federal income tax return for our taxable year beginning on January 1, 2014.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

For purposes of condition (8) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

Non-REIT Accumulated Earnings and Profits

As a REIT, we may not have any undistributed non-REIT earnings and profits at the end of any taxable year, including our first REIT taxable year beginning on January 1, 2014. We entered into a closing agreement with the IRS to determine the portion of our former parent’s earnings and profits that was allocated to us in connection with the Spin-Off, and we believe we have distributed an amount sufficient to purge all of such earnings plus our earnings accumulated post Spin-Off and prior to our first REIT taxable year. In addition, we do not expect to inherit any non-REIT earnings from our acquisition of substantially all of Pinnacle’s real estate assets because Pinnacle is expected to fully distribute its earnings prior to our acquisition. Although we do not believe we have had any non-REIT earnings and profits at the end of any REIT taxable year, and we currently do not expect to have any non-REIT earnings and profits at the end of any REIT taxable year, if it is subsequently determined that we had undistributed non-REIT earnings and profits as of the end of our first taxable year as a REIT or at the end of any subsequent taxable year, we could fail to qualify as a REIT.

Taxable REIT Subsidiaries

Our TRS is a corporation in which we directly or indirectly own stock and that jointly with us elects to be treated as our TRS under Section 856(l) of the Code. In addition, if one of our TRSs owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our TRS. A TRS is subject to U.S. federal income tax and state and local income tax, where applicable, as a regular C corporation.

Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties.

We own and may continue to own interests in one or more TRSs that may hold assets or generate income that, if held or generated by us, could cause us to fail the REIT income or asset tests or subject us to the 100% tax on prohibited transactions. Our TRSs may incur significant amounts of U.S. federal, state and local income taxes.

Although we do not expect any non-U.S. TRSs (or other non-U.S. subsidiaries) to incur significant U.S. income taxes, any such non-U.S. entities may incur significant non-U.S. taxes.

Subsidiary REITs

If any REIT in which we acquire an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS, as further described below.

Ownership of Partnership Interests and Disregarded Subsidiaries by a REIT

A REIT that is a partner in a partnership (or a member of a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs, as described below.

If a REIT owns all of the stock of a corporate subsidiary (including an entity that is treated as an association taxable as a corporation for U.S. federal income tax purposes) that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries will not be subject to U.S. federal income taxation, but may be subject to state and local taxation in some states.

Certain other entities also may be treated as disregarded entities for U.S. federal income tax purposes, generally including any domestic unincorporated entity that would be treated as a partnership if it had more than one owner. For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of any such disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the owner of the disregarded entity. The Operating Partnership is currently treated as a disregarded entity for U.S.

federal income tax purposes. As a result, its assets, liabilities and items of income, including its share of the assets, liabilities and items of income of any subsidiary partnership (or other entity treated as a partnership for U.S. federal income tax purposes), will be treated as our assets, liabilities and items of income for purposes of applying the REIT income and asset tests. As a result, to the extent that the Operating Partnership holds interests in partnerships that it does not control, the Operating Partnership may need to hold such interests indirectly through TRSs.

Income Tests Applicable to REITs

To qualify as a REIT, we must satisfy two gross income tests annually. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain other income and gains described below, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate assets other than certain debt instruments of publicly offered REITs, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for the 75% test. Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions and certain other income and gains described below, must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or securities.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Our former parent, Penn, received a private letter ruling from the IRS that concluded certain rental formulas under the Penn Master Lease will not cause any amounts received under the Penn Master Lease to be treated as other than rents from real property. While we do not expect to seek similar rulings for additional leases we enter into that have substantially similar terms as the Penn Master Lease, we intend to treat amounts received under those leases consistent with the conclusions in the ruling, though there can be no assurance that the IRS will not challenge such treatment. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We have not derived, and do not anticipate deriving, rents based in whole or in part on the income or profits of any person, rents from related party tenants and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property in sufficient amounts to jeopardize our status as REIT. We also have not derived, and do not anticipate deriving, impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualifying rents would jeopardize our status as a REIT. The Operating Partnership and its subsidiaries may receive other amounts of nonqualifying income, but we intend to structure our interests in those sources of nonqualifying income as needed to preserve our REIT status, such as by conducting such activities through a TRS.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our U.S. federal income tax return and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. Even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests Applicable to REITs

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)	at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. Government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interest in real property and, for taxable years beginning on or after January 1, 2016, personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, and stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt and, for tax years beginning on or after January 1, 2016, debt instruments issued by publicly offered REITs;

(2)	not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class;

(3)	except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our TRSs: the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)	not more than 25% (for taxable years beginning before January 1, 2018) or 20% (for taxable years beginning on or after January 1, 2018) of the value of our total assets may be represented by securities of one or more TRSs; and

(5)	for taxable years beginning on or after January 1, 2016, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

We believe that our assets comply with the above asset tests and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain independent appraisals. For example, we may hold significant assets through our TRSs or hold significant non-real estate assets (such as certain goodwill), and we cannot provide any assurance that the IRS might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20%, and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset tests or 10% value limitation. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income. See “—Tax on Built-in Gains of Former C

Corporation Assets” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to U.S. federal income tax on these retained amounts at regular corporate tax rates.

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain, rather than distribute, all or a portion of its net capital gains and pay the tax on the gains. In that case, the REIT’s stockholders must include their proportionate share of the undistributed net capital gains in income as long-term capital gains and would receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

We believe we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement and to distribute such greater amount as may be necessary to avoid U.S. federal income and excise taxes. It is possible, however, that, from time to time, we may not have sufficient cash or other liquid assets to fund required distributions as a result, for example, of differences in timing between our cash flow, the receipt of income for GAAP purposes and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves, payment of required debt service or amortization payments, or the need to make additional investments in qualifying real estate assets. The insufficiency of our cash flow to cover our distribution requirements could require us to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (4) pay dividends in the form of taxable stock dividends or (5) use cash reserves, in order to comply with the REIT distribution requirements. Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Tax on Built-in Gains of Former C Corporation Assets

If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during a 5-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate, which is currently 35%, to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.”

We currently hold significant assets with built-in gain that would be subject to this corporate tax if sold today. In particular, we held substantial assets with built-in gain on January 1, 2014, the date of our REIT conversion, attributable to the carryover basis transactions occurring substantially contemporaneously with the Spin-Off. In addition, we are proposing to acquire a substantial amount of assets from Pinnacle in carryover basis transactions. Furthermore, we expect to acquire assets in the future in carryover basis transactions. The sale of any such assets within the five-year period following the date we acquire the asset would cause us to be subject to the corporate tax described above.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We have conducted and intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives, however, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporation, although such income will be subject to U.S. federal income tax at regular corporate income tax rates. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions and Foreign Currency Gains

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (1) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property that generates such income or gain), or, (3) for taxable years beginning on or after December 31, 2015, that hedges against transactions described in clause (1) or (2) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (1) or (2), and which complies with certain identification requirements, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

In addition, certain foreign currency gains may be excluded from gross income for purposes of one or both of the REIT gross income tests, provided we do not deal in or engage in substantial and regular trading in securities.

Investments in Loans

Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan, which may be the case, for instance, if we acquire a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75% gross income test applicable to REITs and a portion of such loan will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans that we hold to determine if the modified loan is adequately secured by real property as of the modification date. If the IRS were to assert successfully that any mortgage loans we hold were not properly secured by real estate or that the value of the real estate collateral (at the time of commitment or retesting) was otherwise less than the amount of the loan, we could, as mentioned, earn income that is not qualifying for the 75% income test and also be treated as holding a non-real estate investment in whole or part, which could result in our failure to qualify as a REIT. Notwithstanding the foregoing, for taxable years beginning after December 31, 2015, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

We could originate or acquire mortgage or mezzanine loans. The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset for purposes of the REIT asset tests, but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

Tax Aspects of The Operating Partnership

In General. We will own all or substantially all of our assets through the Operating Partnership, and the Operating Partnership in turn will own a substantial portion of its assets through interests in various partnerships and limited liability companies.

The Operating Partnership is currently a disregarded entity. As such, we are treated as directly earning its items of income, gain, loss, deduction and credit for purposes of computing the REIT taxable income. Except in the case of subsidiaries that have elected REIT or TRS status, we expect that the Operating Partnership’s partnership and limited liability company subsidiaries will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are classified as partnerships for U.S. federal income tax purposes are treated as “pass-through” entities that are not required to pay U.S. federal income taxes. Rather, partners or members of such entities are allocated their share of the items of income, gain, loss, deduction and credit of the entity and are potentially required to pay tax on that income without regard to whether the partners or members receive a distribution of cash from the entity. We will include in our income our allocable share of the foregoing items for purposes of computing our REIT taxable income, based on the applicable operating agreement. For purposes of applying the REIT income and asset tests, we will include the Operating Partnership’s income and assets as if they were directly earned and held by us, and we will include the Operating Partnership’s share of the income and assets of any subsidiary partnerships and limited liability companies treated as partnerships for U.S. federal income tax purposes, based on our capital interests in such entities. See “—Ownership of Partnership Interests and Disregarded Subsidiaries by a REIT.”

Our ownership interests in such subsidiaries involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities, as opposed to associations taxable as corporations, for U.S. federal income tax purposes. If the Operating Partnership or one or more of its subsidiary partnerships or limited liability companies intended to be taxed as partnerships or disregarded entities, were treated as an association, it would be taxable as a corporation and would be subject to U.S. federal income taxes on its income. In that case, the character of the entity and its income would change for purposes of the asset and income tests applicable to REITs and could prevent us from satisfying these tests. See “—Asset Tests Applicable to REITs” and “—Income Tests Applicable to REITs.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify as a REIT” for a discussion of the effect of our failure to meet these tests for a taxable year.

We believe that the Operating Partnership and other subsidiary partnerships and limited liability companies that do not elect REIT or TRS status have been and/or will be classified as partnerships or disregarded entities for U.S. federal income tax purposes, and the remainder of the discussion under this section “—Tax Aspects of The Operating Partnership” is based on such classification.

Although a domestic unincorporated entity is generally treated as a partnership (if it has more than one owner) or a disregarded entity (if it has a single owner) for U.S. federal income tax purposes, in certain situations such an entity may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a “publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

•	interests in the partnership are traded on an established securities market; or

•	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

A partnership will not be treated as a publicly traded partnership if it qualifies for certain safe harbors, one of which applies to certain partnerships with fewer than 100 partners. Because the Operating Partnership is a disregarded entity, it is currently not subject to the publicly traded partnership rules.

Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members for U.S. federal income tax purposes. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. Generally, Section 704(b) of the Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of their partners or members. If an allocation is not recognized by the IRS for U.S. federal income tax purposes, the item subject to the allocation will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in the Operating Partnership’s partnership subsidiaries are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. In the event the Operating Partnership becomes a partnership for tax purposes, we intend for its allocations of taxable income and loss to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. In general, when property is contributed to a partnership in exchange for a partnership interest, the partnership inherits the carry-over tax basis of the contributing partner in the contributed property. Any difference between the fair market value and the adjusted tax basis of contributed property at the time of contribution is referred to as a “book-tax difference.” Under Section 704(c) of the Code, income, gain, loss and deduction attributable to property with a book-tax difference that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution, as adjusted from time to time, so that, to the extent possible under the applicable method elected under Section 704(c) of the Code, the non-contributing partners receive allocations of depreciation and gain or loss for tax purposes comparable to the allocations they would have received in the absence of book-tax differences. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Similar tax allocations are required with respect to the book-tax differences in the assets owned by a partnership when additional assets are contributed in exchange for a new partnership interest.

In the event the Operating Partnership becomes a partnership for tax purposes, certain of the Operating Partnership’s assets may have book tax differences. Consequently, we expect the agreement of limited partnership of the Operating Partnership will require such allocations to be made in a manner consistent with Section 704(c) of the Code. In the event this happens, we may be allocated lower amounts of depreciation and other deductions for tax purposes, and possibly greater amounts of taxable income in the event of a disposition, as compared to our share of such items for economic or book purposes. Thus, these rules may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Annual Distribution Requirements Applicable to REITs.”

Withholding Obligations with respect to Non-U.S. Partners. In the event we admit a non-U.S. limited partner into the Operating Partnership, the Operating Partnership generally will be required to withhold at rates of 20%-35% with respect to the non-U.S. limited partner’s share of the Operating Partnership income (with the rate varying based on the character of the items comprising the income and the status of the limited partner for U.S. federal income tax purposes), regardless of the amounts distributed to such non-U.S. limited partner. We will be liable for any under withholdings (including interest and penalties). The Operating Partnership will have to make the withholding payments in any event even if the withholding obligation exceeds a limited partner’s share of distributions. Unless it can recover the excess withholdings from the limited partner, the Operating Partnership will have to find other sources of cash to fund excess withholdings.

Recent Legislation. Congress recently revised the rules applicable to U.S. federal income tax audits of partnerships and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs (such as us), and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a U.S. federal income tax audit of the Operating Partnership’s subsidiary partnerships.

Failure to Qualify as a REIT

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief. If we fail to qualify as a REIT in any taxable year that remains open to examination by the IRS, and the relief provisions of the Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for a dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing REIT status for the four taxable years following a year during which qualification was lost.

Taxation of Stockholders and Potential Tax Consequences of Their Investment in Shares of Common Stock or Preferred Stock

Taxation of Taxable U.S. Stockholders

For purposes of this discussion, the term “U.S. stockholder” means a beneficial owner of shares of common stock or preferred stock who, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) a valid election is in place to treat the trust as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership considering an investment in our common stock or preferred stock, you should consult your own tax advisor regarding the consequences of the purchase, ownership and disposition of shares of common stock or preferred stock by the partnership.

Dividends. As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends. Dividends on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our common stock. Dividends paid to a non-corporate U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income.” Qualified dividend income generally includes dividends paid to most U.S. non-corporate taxpayers by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, our ordinary dividends generally will not be eligible for the 20% tax rate on qualified dividend income. As a result, our ordinary dividends will continue to be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary dividends (1) attributable to dividends received by us from taxable corporations, such as our TRSs, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. Dividends paid to a corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution no later than January 31 of the following year.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. stockholder has held our common stock. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at a maximum U.S. federal rate of 20%, in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% U.S. federal income tax rate for U.S. stockholders who are individuals, trusts or estates, to the extent of previously claimed depreciation deductions.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, we may elect to designate the retained amount as undistributed capital gains with the result that a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock or preferred stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize gain upon a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain if the shares of stock have been held for more than one year, or short-term capital gain, if the shares of stock have been held for one year or less.

Stockholders may not include in their own income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock or preferred stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain. Ordinary income and capital gain must be allocated proportionately among taxable dividends on both our preferred stock and common stock.

Dispositions of Stock. In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year. Otherwise, the U.S. stockholder must treat any such gain or loss as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock or preferred stock may be disallowed if the U.S. stockholder repurchases our common stock or preferred stock within 30 days before or after the disposition.

A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances. In the event we issue any redeemable preferred stock, the prospectus supplement will discuss the tax considerations of owning such securities in greater detail.

Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 39.6%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is 20% for sales and exchanges of capital assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain, known as “unrecaptured section 1250 gains, would have been treated as ordinary income on depreciation recapture if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders as long-term capital gains or unrecaptured section 1250 gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate taxpayers) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently up to 35%). A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock or preferred stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock or preferred stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare Tax. A U.S. stockholder who is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. stockholder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S.

stockholder’s modified gross income for the taxable year over a certain threshold (which currently is between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally includes dividends on our stock and gain from the sale of our stock. If you are a U.S. stockholder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common stock or preferred stock.

Information Reporting and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a current rate of up to 28% with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. stockholder’s income tax liability (or may be refunded), provided the required information is timely provided to the IRS.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to U.S. federal income tax on their unrelated business taxable income. Subject to the exceptions described below, a tax-exempt U.S. stockholder generally would not recognize unrelated business taxable income as a result of an investment in our common stock or preferred stock unless the stock were used in an unrelated trade or business conducted by such stockholder. However, if a tax-exempt stockholder were to finance its acquisition of common stock or preferred stock with debt, a portion of the income that it receives from us and a portion of the gain on sale of our common stock or preferred stock could constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from U.S. federal income taxation under special provisions of the U.S. federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock by value at any time during a taxable year must treat a percentage of the dividends that it receives from us for the taxable year as unrelated business taxable income.

Such percentage is equal to the gross income (less direct expenses related thereto) that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income (less direct expenses related thereto) for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares by value only if:

•	the percentage of our dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of the value of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either (a) one pension trust owns more than 25% of the value of our stock; or (b) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of beneficial owners of our common stock or preferred stock that are nonresident alien individuals, foreign corporations or foreign estates or trusts (“non-U.S. stockholders”) are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of U.S. federal, state, local and non U.S. income and other tax laws on ownership of our stock, including any reporting requirements.

Dividends. A non-U.S. stockholder who receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, or USRPIs, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend (including any portion of any dividend that is payable in our stock) ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding tax rates do not apply to dividends from REITs (or are not as favorable for REIT dividends as compared to non-REIT dividends). However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions, and in the case of a corporate non-U.S. stockholder also may be subject to a branch profits tax at the rate of 30% (or lower treaty rate). We plan to withhold U.S. federal income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or Form W-8BEN-E, as applicable, evidencing eligibility for that reduced rate with us; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income that is effectively connected with a U.S. trade or business.

A non-U.S. stockholder generally will not be subject to U.S. federal income tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the stockholder’s adjusted tax basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted tax basis of that stock. A non-U.S. stockholder will be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to U.S. federal income tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we may withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non- U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Additional withholding regulations may require us to withhold 10% (or, after February 16, 2016, 15%) of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution (other than distributions subject to FIRPTA, as described below, and except to the extent an exemption or a lower rate of withholding applies), to the extent that we do not do so, we will withhold at a rate of 10% (or, after February 16, 2016, 15%) on any portion of such a distribution.

Except as discussed below with respect to 5% or less holders of regularly traded classes of stock (for periods prior to December 18, 2015), and with respect to 10% or less holders of regularly traded classes of stock, “qualified shareholders” and “qualified foreign pension funds” (for periods on and after December 18, 2015), for any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the U.S. federal income tax laws known as the Foreign Investment in Real Property Act, or FIRPTA. The term USRPIs includes interests in real property and shares in corporations at least 50% of whose real estate and business assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions by us attributable to gain from sales of USRPIs as if the gain were effectively connected with a U.S. trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at regular capital gains rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend and is a distribution attributable to USRPI gain and may be required to withhold 35% of any of other capital gain dividends. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. However, FIRPTA and the 35% withholding tax will not apply to any distribution occurring after December 18, 2015 to a “qualified shareholder” or a “qualified foreign pension fund,” and will also not apply to any distribution with respect to any class of our stock that is regularly traded on an established securities market located in the United States if the recipient non-U.S. stockholder did not own more than 10% (5% for distributions occurring prior to December 18, 2015) of such class of stock at any time during the one-year period ending on the date of distribution. However, any capital gain dividend exempt from FIRPTA under the preceding publicly traded stock exception or qualified shareholder exception will be treated as an ordinary distribution subject to the rules discussed above, which generally impose a 30% withholding tax (unless reduced by a treaty).

Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent their proportionate share of this tax paid by us exceeds their actual U.S. federal income tax liability.

Dispositions of Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a disposition of our common stock or preferred stock as long as at all times during the five-year period ending on the date of disposition, non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. For these purposes, beginning on December 18, 2015, a person holding less than 5% of our regularly traded classes of stock for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our common stock is publicly traded, we cannot assure you that our non-U.S. ownership will be less than 50% at any time. Even if our non-U.S. ownership is under 50% for five years and we otherwise meet the requirements of this rule, pursuant to certain “wash sale” rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of our stock within a certain period prior to a distribution attributable to USRPI gain and directly or indirectly (including through certain affiliates) reacquires our stock within certain prescribed periods, provided that this rule will not apply to a disposition and reacquisition of our common stock by a non-U.S. stockholder that is a qualified shareholder, a qualified foreign pension fund, or a non-U.S. stockholder owning, actually or constructively, 5% or less of our common stock at any time during the one-year period ending on the date of such distribution attributable to USRPI gain.

Regardless of the extent of our non-U.S. ownership, a non-U.S. stockholder will not incur tax under FIRPTA on a disposition of shares of a publicly traded class of our stock if such non-U.S. stockholder owned, actually or constructively, at all times during a specified testing period, 10% (5% for dispositions prior to December 18, 2015) or less of the total fair market value of such class of stock. The testing period is the shorter of (1) the period during which the non-U.S. stockholder held the shares and (2) the five-year period ending on the disposition date. For as long as our common stock is regularly traded on an established securities market, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock unless it owns, actually or constructively, more than 10% (5% for dispositions prior to December 18, 2015) of our common stock during such testing period.

For periods on or after December 18, 2015, to the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified shareholder is generally a non-U.S. stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified shareholder’s stock (determined by applying the ratio of the value of the interests held by applicable investors in the qualified shareholder to the value of all interests in the qualified shareholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is person who holds an interest in the qualified shareholder and holds more than 10% of our stock applying certain constructive ownership rules.

For periods on or after December 18, 2015, the FIRPTA rules will not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by, a “qualified foreign pension fund” or any entity all of the interests of which are held by a qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate.

If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders subject to any applicable alternative minimum tax but under a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the stock (including us) would be required to withhold and remit to the IRS 15% (or 10% for sales prior to December 18, 2015) of the gross purchase price. Furthermore, a non-U.S. stockholder generally will incur U.S. federal income tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and may be subject to the 30% branch profits tax in the case of a foreign corporation; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains derived from sources within the United States.

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence. Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non- U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if an applicable withholding agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided the required information is furnished to the IRS.

Foreign Account Tax Compliance Act

Legislation commonly known as the Foreign Account Tax Compliance Act (“FATCA”) and guidance issued thereunder, imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities (including financial intermediaries). FATCA imposes a 30% withholding tax on certain U.S.-source payments of dividends, and on gross proceeds from the sale or other disposition of equity securities producing U.S. source dividends, paid to a foreign financial institution or to certain non-financial foreign entities, unless certain certification, information reporting and other specified requirements are met or an exemption applies. The obligation to withhold under the legislation currently applies with respect to payments of dividends on common stock or preferred stock, and will apply with respect to payments of gross proceeds of a sale or other disposition of common stock or preferred stock made after December 31, 2018. Prospective investors should consult their tax advisors regarding FATCA.

State, Local and Foreign Taxes

We and/or holders of our stock may be subject to state, local and foreign taxation in various state or local or foreign jurisdictions, including those in which we or they transact business or reside. The foreign, state and local tax treatment of us and of holders of our stock may not conform to the U.S. federal income tax considerations discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our common stock or preferred stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted, amended or repealed. Changes to the U.S. federal income tax laws and to interpretations of the U.S. federal income tax laws could adversely affect an investment in our common stock or preferred stock.

Taxation of Holders of Certain Fixed Rate Debt Securities of GLP Capital and Capital Corp.

This section describes certain material U.S. federal income tax considerations of owning the fixed rate debt securities that the Operating Partnership and Capital Corp. may offer, for general information only. It is not tax advice. It applies only if the fixed rate debt securities purchased are not original issue discount or zero coupon debt securities and such fixed rate debt securities are acquired in the initial offering at the offering price. If these fixed rate debt securities are purchased at a price other than the offering price, the amortizable bond premium or market discount rules may apply. Prospective holders should consult their tax advisors regarding the possible applicability of such rules.

The tax consequences of owning any zero coupon debt securities, original issue discount debt securities, floating rate debt securities, convertible or exchangeable debt securities, or indexed debt securities offered by the Operating Partnership and Capital Corp. will be discussed in the applicable prospectus supplement.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of a debt security that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in place to treat the trust as a U.S. person. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a debt security that is a (i) foreign corporation, (ii) a nonresident alien individual or (iii) a foreign estate or trust. If any entity treated as a partnership for U.S. federal income tax purposes holds a debt security, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in such a partnership considering an investment in debt securities, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of the debt securities by the partnership.

Prospective purchasers of debt securities should consult their tax advisors concerning the tax consequences of holding debt securities in light of their particular circumstances, including the application of the U.S. federal income tax considerations discussed below, as well as the application of U.S. federal tax laws other than income tax laws (such as estate and gift tax laws), or state, local, or non-U.S. tax laws.

U.S. Holders

Payments of Interest. Payments of stated interest on debt securities generally will be taxable to a U.S. holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. If, however, the debt securities’ principal amount exceeds their issue price (the first price at which a substantial amount of the debt securities are sold to investors for cash, excluding sales to underwriters or other persons acting in a similar capacity) by at least a de minimis amount, as determined under applicable Treasury Regulations, a U.S. holder will be required to include such excess in income as ordinary income, as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Debt Securities. Upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security , a U.S. holder generally will recognize gain or loss in an amount equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other disposition (other than amounts attributable to any accrued but unpaid interest, which will be taxable as interest income as discussed above to the extent not previously included in income by the U.S. holder) and the U.S. holder’s adjusted U.S. federal income tax basis in the debt security. A U.S. holder’s adjusted U.S. federal income tax basis in a debt security generally will be its cost for that debt security, increased by any accrued original issue discount previously included as income by such U.S. holder, and decreased by any payments on the debt security other than stated interest. Any such gain or loss generally will be capital gain or loss. Capital gains of non-corporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year currently are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code.

Medicare Tax. A U.S. holder who is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified gross income for the taxable year over a certain threshold (which currently is between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally includes interest on debt securities and gain from the sale of debt securities. If you are a U.S. holder who that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in the Operating Partnership’s and Capital Corp.’s debt securities.

Information Reporting and Backup Withholding. Information reporting to the IRS generally will apply to payments of stated interest (and accruals of original issue discount, if any) with respect to debt securities and the proceeds of any sale, exchange, redemption, retirement or other taxable disposition of debt securities, and backup withholding, currently at a current rate of 28%, may also apply to such payments and proceeds unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability (or may be refunded) provides the required information is timely provided to the IRS.

Taxation of Tax-Exempt Holders of Debt Securities

Interest income accrued on a debt security should not constitute unrelated business taxable income to a tax-exempt U.S. holder. As a result, a tax-exempt U.S. holder generally should not be subject to U.S. federal income tax on the interest income accruing on the Operating Partnership’s and Capital Corp.’s debt securities. Similarly, any gain recognized by the tax-exempt U.S. holder in connection with a sale of a debt security generally should not be unrelated business taxable income. However, if a tax-exempt U.S. holder were to finance its acquisition of the debt security with debt, a portion of the interest income and gain attributable to the debt security would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Tax-exempt U.S. holders should consult their own tax advisor to determine the potential tax consequences of an investment in the Operating Partnership’s and Capital Corp.’s debt securities.

Non-U.S. Holders

Payments of Interest. Subject to the discussions below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” payments of non-contingent interest (including any original issue discount) on any debt security to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax if the non-U.S. holder:

•	(i) if the Operating Partnership is a disregarded entity for U.S. federal income tax purposes, does not own actually or constructively 10% or more of our stock, or (ii) if the Operating Partnership is a partnership for U.S. federal income tax purposes, does not actually or constructively own 10% or more of the Operating Partnership’s capital or profits interests and does not own 10% or more of the stock of Capital Corp;

•	is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code;

•	provides the non-U.S. holder’s name and address on an IRS Form W-8BEN or Form W-8BEN-E (or other applicable successor form) and certifies under penalties of perjury that it is not a U.S. person;

•	is not a bank receiving interest on the extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business; and

•	is not engaged in a U.S. trade or business pursuant to which interest on the debt securities is effectively connected (any income effectively connected with such a U.S. trade or business, “U.S. Trade or Business Income”).

The gross amount of interest payments to a non-U.S. holder that do not qualify for the portfolio interest exemption will be subject to U.S. withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate such withholding tax (and the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, claiming the benefits of such treaty) or the payments constitute U.S. Trade or Business Income to the non-U.S. holder (and the non-U.S. holder provides a properly executed IRS Form W-8ECI). U.S. Trade or Business Income will be taxed on a net basis at regular graduated U.S. rates rather than the 30% gross rate. In the case of a non-U.S. holder that is a corporation, such U.S. Trade or Business Income may also be subject to the branch profits tax at a 30% rate. The branch profits tax may not apply, or may apply at a reduced rate, if a recipient is a qualified resident of certain countries with which the United States has an income tax treaty.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Debt Securities. Subject to the discussions below under the headings “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” any gain realized by a non-U.S. holder upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (other than amounts attributable to any accrued and unpaid interest, which would be subject to U.S. federal income taxation as interest as described above in “—Payments of Interest”) generally will not be subject to U.S. federal income tax, unless (i) such gain is U.S. Trade or Business Income, in which case the non-U.S. holder generally will be taxed on such gain in the same manner as a U.S. holder, and if such non-U.S. holder is a corporation, the branch profits tax may also apply; or (ii) in the case of any gain realized by an individual non-U.S. holder, such holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, redemption, retirement or other taxable disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% U.S. federal income tax on such gain (except as otherwise provided by an applicable income tax treaty), which may be offset by certain U.S.-source losses.

Information Reporting and Backup Withholding

The amount of interest (including any original issue discount) paid and the amount of tax, if any, withheld with respect to those payments will be reported to the non-U.S. holder and the IRS. Copies of the information returns reporting such interest and any withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides, under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest, provided that the withholding agent does not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person, and has received the statement described above in the third bullet point under “—Payments of Interest.” In addition, information returns will not be filed with the IRS in connection with the payment of proceeds from a sale or other disposition (including a retirement or redemption) of debt securities unless paid within the United States or through certain U.S.-related payors and, unless the withholding agent has not received the statement described above in the third bullet point under “—Payments of Interest,” a non-U.S. holder may also be subject to U.S. backup withholding on such proceeds.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

FATCA and guidance issued thereunder imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities (including financial intermediaries). FATCA imposes a 30% withholding tax on certain U.S.-source payments of interest and gross proceeds from the sale or other disposition of debt securities producing U.S. source interest payments paid to a foreign financial institution or to certain non-financial foreign entities, unless certain certification, information reporting and other specified requirements are met or an exemption applies. The obligation to withhold under the legislation currently applies with respect to payments of interest on the debt securities and will apply with respect to payments of gross proceeds of a sale or other disposition of the debt securities made after December 31, 2018. Prospective investors should consult their tax advisors regarding FATCA.

SELLING SECURITY HOLDERS

Information about selling security holders of GLPI, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities offered by this prospectus from time to time in one or more transactions in any of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	describe the terms of the offering;

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe the purchase price or the public offering price of the securities;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of GLPI, which are listed on NASDAQ. Any common stock sold pursuant to a prospectus supplement will be listed on NASDAQ, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, GLPI, GLP Capital or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•	block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any security holders to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.

We cannot assure you that the selling security holders will sell all or any portion of the securities offered.

We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•	any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Goodwin Procter LLP, New York, New York. Ballard Spahr LLP, Philadelphia, Pennsylvania, will pass upon certain matters of Pennsylvania law. Goodwin Procter LLP may rely on Ballard Spahr LLP with respect to matters governed by Pennsylvania law.

EXPERTS

The consolidated financial statements of Gaming and Leisure Properties, Inc. and Subsidiaries appearing in Gaming and Leisure Properties, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015 including the schedule appearing therein, and the effectiveness of Gaming and Leisure Properties, Inc.’s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

10,530,624 Shares

Gaming and Leisure Properties, Inc.

Common Stock

PROSPECTUS    SUPPLEMENT

BofA Merrill Lynch

J.P. Morgan

Wells Fargo Securities

May 18, 2016